As filed with the Securities and Exchange Commission on September 3, 2024

Registration No. 333-280668

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BITECH TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3690	93-3419812
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

895 Dove Street, Suite 300

Newport Beach, CA 92660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Telephone: (855) 777-0888

(Registrant’s telephone number, including area code)

The Company Corporation

251 Little Falls Drive

Wilmington, Delaware 19808

Telephone: (302) 636-5440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Peter Campitiello, Esq. Lauren P. Mauro, Esq. McCarter & English, LLP Two Tower Center Blvd. East Brunswick, New Jersey 08816 (732) 867-9741	Gregory Sichenzia, Esq. Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 3, 2024

               Shares of Common Stock

               Pre-Funded Warrants to purchase up to Shares of Common Stock

Bitech Technologies Corporation

We are offering               shares of common stock, par value $0.001 per share, at an aggregate assumed offering price of $               per share of common stock, after giving effect to a proposed reverse stock split on the basis of one share for every            outstanding shares of common stock, as described elsewhere in this prospectus. The assumed offering price is based on the last reported closing trading price of our common stock on the OTC Markets on                    , 2024.

We are also offering to each purchaser whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase common shares (the “Pre-Funded Warrants”), in lieu of common stock. The purchase price of each Pre-Funded Warrant is equal to the price per common stock being sold to the public in this offering, minus $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of common stock that we are offering will be decreased on a one-for-one basis.

Our common stock is traded on the OTC Markets under the symbol “BTTC”. We have applied for the listing of our common stock on the             , or the           , under the symbol “            ”. The consummation of this offering is not contingent upon the approval of our listing on the             , however, it is unlikely we would meet the initial listing standards of the              unless this offering is consummated. On August 30, 2024, the latest reported sale price of our common stock on the OTC Markets was $0.068 per share. We do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Investing in our securities involves a high degree of risks, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total
Price to the public	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us before expenses	$	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. We refer you to “Underwriting” beginning on page 59 for additional information regarding underwriters’ compensation.

The offering is being underwritten on a firm commitment basis. We have granted a 45-day option to the representative of the underwriters to purchase up to                 additional shares of common stock and/or Pre-Funded Warrants solely to cover over-allotments, if any.

The underwriters expect to deliver the securities to purchasers on or about          , 2024.

ThinkEquity

The date of this prospectus is                , 2024

Bitech Technologies
Smart Energy Management Solutions

Traditional Power Generation
Traditional Power Transmission
Traditional Power Distribution
Home /Community SFH, MDU & Campus
Enterprises
BESS
BESS

Buy low during off-peak hours

Sell high during peak hours

You should rely only on the information contained in this prospectus. We and the underwriter(s) have not authorized anyone to provide you with any information other than that contained in this prospectus, and neither we, nor the underwriter(s) take responsibility for any other information others may give you. We are offering to sell, and seeking offers to buy, common stock and Pre-Funded warrants only in jurisdictions where such offers and sales are permitted.

i

About this Prospectus

Neither nor the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you and which we have filed with the U.S. Securities and Exchange Commission (the “SEC”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock and Pre-Funded warrants shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Market and Industry Data. This prospectus contains estimates and other statistical data made by independent parties relating to our industry and the markets in which we operate, including estimates and statistical data about our market position, market opportunity, and other industry data. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations and are inherently imprecise, and you are cautioned not to give undue weight to such estimates or projections. Based on our industry experience, we believe that such data is reliable, the conclusions contained in the publications and reports are reasonable and the third-party information included in this prospectus and in our estimates is accurate and complete.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this Form S-1, including statements regarding future events, our future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors”, “Liquidity and Capital Resources” with respect to our ability to continue to generate cash from operations or new investment, or elsewhere in this prospectus or discussed in our audited consolidated financial statements for the year ended December 31, 2023, which may cause our or our industry’s actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time, and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

1

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the common stock and Pre-Funded Warrants.

Overview

We are a renewable technology solution enabler dedicated to providing a suite of green energy solutions including Battery Energy Storage System (BESS) projects, commercial and residential renewable energy solutions, enterprise utility services, public service engagements, and other renewable energy initiatives. We are in the process of applying these innovative energy technologies and becoming a grid-balancing operator by developing and operating a portfolio of battery energy storage system (“BESS”) projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) and a portfolio of solar energy development projects with a cumulative capacity estimated at 1.415 GW (collectively, the “Development Projects”) that we acquired in connection with our acquisition of Emergen Energy LLC (“Emergen”).

We are the project owner of 23 utility-scale BESS projects totaling 1.965 GW following our acquisition of Emergen Energy LLC (“Emergen”) in April 2024. Emergen, our wholly-owned subsidiary currently controls an estimated 3.4 gigawatts alternating current (“GWAC”) power capacity from its BESS and solar project pipeline. To implement our projects for sustainable revenue generation, we plan to use leading edge BESS equipment and EMS control to store excess energy in batteries during off-peak hours when it is inexpensive and dispatch it during peak hours when prices are highest, and this is the core of our business operation. We believe this business not only benefits utility entities by boosting their bottom line but also has a significant impact on reducing carbon emissions and generating sustainable revenue. In addition, our Bitech Smart Energy Solutions provide an extensive array of system integrations for renewable energy applications. These include Energy Management Systems (EMS), which enables efficient management of energy usage, Energy Storage Systems that store surplus energy for later use, and Smart Power Devices that control the flow of energy in households and commercial buildings for renewable solutions, enterprise utility services, and public service engagements.

Core Business in Battery Energy Storage Systems (BESS)

Our core business plan is focused on sustainable revenue growth through the successful commercialization of our BESS and solar projects, following our recent acquisition of Emergen Energy LLC. This acquisition has given us control over an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline, each of which is strategically located in various ISO’s we are currently collaborating with. In addition to these large utility-scale projects, we are actively exploring potential joint ventures and partnerships with operating partners to generate further revenue streams from our BESS operations. Our Technology Enabler Solutions division is also expected to contribute significantly to our revenue growth through in-house technology innovations and strategic mergers and acquisitions targeting specific green energy applications. These initiatives align with our overall strategy of developing utility-scale renewable energy projects to meet the growing demand for sustainable energy solutions with emphasis in microgrid as strategic unique approach on the market.

We are a technology solution enabler dedicated to providing a suite of green energy solutions with a focus in Battery Energy Storage System (BESS) projects aiming to generate sustainable revenue in BESS operation, while also providing commercial and residential renewable energy solutions, enterprise utility services, public service engagements, and other renewable energy initiatives. We are in the process of becoming a grid-balancing operator by developing and operating a portfolio of BESS projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) and a portfolio of solar energy development projects with a cumulative capacity estimated at 1.415 GW (collectively, the “Development Projects”) that we acquired through our acquisition of Emergen.

The Battery Energy Storage Systems (BESS) industry is young but has experienced significant growth in the United States, driven by the integration of renewable energy, the need for grid stability, and various economic and policy incentives. According to Energy Storage News in March 2024, BESS installations “surged” with a 96% increase in cumulative capacity in 2023.

A report released in May 2024 by Aurora Energy Research on the use of Battery Energy Storage Systems (BESS) in the ERCOT Market stated that these facilities have played a crucial role in Texas’ energy supply by providing dependable and affordable power during periods of high demand.

In February 2024, Canary Media issued a report stating that Texas will add more grid batteries in any other states in 2024. Due to its affordable land and thriving market, which are highly desirable for energy storage companies, the state of Texas is expected to surpass California in battery installations this year. In May 2024, the media company added that Texas rolled into 2024 with some 5.1 gigawatts of energy storage online, second only to mighty California. However, the U.S. Energy Information Administration (EIA) predicts Texas will complete another 6.4 gigawatts this year, outstripping California’s 5.2 gigawatts of new construction.

We are the project owner of 23 utility-scale BESS projects totaling 1.965 GW following our acquisition of Emergen Energy LLC (“Emergen”) in April 2024. Emergen, our wholly-owned subsidiary currently controls an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline. To implement our projects for sustainable revenue generation, we plan to use leading edge BESS equipment and EMS control to store excess energy in batteries during off-peak hours when it is inexpensive and dispatch it during peak hours when prices are highest, and this is the core of our business operation. We believe this business not only benefits utility entities by boosting their bottom line but also has a significant impact on reducing carbon emissions and generating sustainable revenue. In addition, our Bitech Smart Energy Solutions provide an extensive array of system integrations for renewable energy applications. These include Energy Management Systems (EMS), which enables efficient management of energy usage, Energy Storage Systems that store surplus energy for later use, and Smart Power Devices that control the flow of energy in households and commercial buildings for renewable solutions, enterprise utility services, and public service engagements.

2

Emergen Energy LLC BESS Projects:

Projects (2) (3) (4) (5) (6)	County	State	Zone	BESS (MWac)	BESS (MWhr)	Site Control	Estimated Permitting Complete	Estimated Cost of Project
Redbird BESS (1)	Fort Bend	TX	ERCOT-Houston	100	400	LOI (7)	65%	$160,000,000
Wildfire BESS (1)	Caldwell	TX	ERCOT-South	100	400	LOI (7)	45%	$160,000,000
Friendship	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Lady Bird	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Longhorn	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Pecan	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Prickly Pear	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Yellow Rose	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Bright Light	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
TPLT 1-10 BESS	El Paso	TX	ERCOT/West	100	400	(8)	25%	$160,000,000
WR Ranch TX BESS 1	El Paso	TX	ERCOT/North	120	480	(8)	25%	$185,000,000
TOTAL				840	3,360

TPL EPE	El Paso	TX	WECC	25	100	(8)	25%	$55,000,000
X-One Solar Ranch 1	Mohave	AZ	WECC	100	400	(8)	25%	$160,000,000
Dunton Ranch 1	Mohave	AZ	WECC	100	400	(8)	25%	$160,000,000
Aldahra Farm 1	Maricopa	AZ	WECC	100	400	(8)	25%	$160,000,000
Aldahra Farm 2	Maricopa	AZ	WECC	100	400	(8)	25%	$160,000,000
TOTAL				425	1,700

BL PJM BESS 1	Smyth	VA	PJM	50	200	(8)	25%	$90,000,000
BL PJM BESS 2	Huntingdon	PA	PJM	50	200	(8)	25%	$90,000,000
TOTAL				100	400

Gibbs Ranch BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
Gibbs Ranch BESS 2	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TG BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TG BESS 2	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
Neighbors BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TOTAL				600	2,400
TOTAL MWac				1,965	7,860

(1) At 15% Engineering complete with 30% attainable in 45 days. At Project Financing, Engineering will be with third party contractor.

(2) Battery and connection component procurement is expected to be 6 to 9 months

(3) Project Construction is expected to be 2-3 months, after procurement arrives.

(4) No Project Financing is currently secured for these projects

(5) No contractual arrangements have been executed with third parties to construct.

(6) No contractual arrangements have been executed with customers.

(7) Letter of Intent (LOI) for land lease executed

(8) Pre-LOI for land lease

3

Equipment Suppliers

The Company has engaged in extensive discussions with multiple advanced Tier 1 battery energy storage system (BESS) suppliers and other major equipment providers. These potential suppliers bring several benefits to the table, including a strong emphasis on safety, cost-effectiveness, and a long lifespan for their products. Additionally, many of these suppliers offer product warranties, providing added assurance to our customers. At this time, no definitive supplier agreements have been signed but contracts are in final negotiations.

Energy Purchasing Customers

The Company has taken a proactive approach in expanding its energy business by engaging in thorough discussions with local utility suppliers. These are large suppliers in the region’s energy infrastructure, operating both electric transmission and distribution systems. They boast advanced grid infrastructure and provide electricity and natural gas services to millions of customers across multiple states including Texas, Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, Midwest and South regions such as Ohio and West Virginia. By building strong partnerships with these suppliers, the Company aims to enhance its presence in the energy market and provide reliable and efficient services to a wider range of customers. The discussions between the two parties have been geared towards identifying opportunities for collaboration and potential investments that will benefit both companies as well as contribute to the overall development of the energy sector in the region.

Collaboration with Independent System Operators (ISOs)

Our primary BESS customers are key players in the energy industry, such as utility companies, who operate within regions covered by major entities like the Electric Reliability Council of Texas (ERCOT), California Independent System Operator (CAISO), Western Electricity Coordination Council (WECC), Midcontinent Independent System Operator (MISO), and PJM Interconnection (PJM). These are some of the largest and most influential organizations in the United States responsible for managing the transmission and distribution of electricity. They play a critical role in ensuring reliable access to power for millions of people. Our BESS systems can provide utility companies with valuable tools for selling and buying stored energy, improving their overall efficiency and resiliency. By partnering with these leading ISO’s, we can help drive the widespread adoption of sustainable energy solutions across various regions, ultimately working towards a more sustainable future.

BESS Market

The Battery Energy Storage Systems (BESS) industry is young but has experienced significant growth in the United States, driven by the integration of renewable energy, the need for grid stability, and various economic and policy incentives. According to Energy Storage News in March 2024, BESS installations “surged” with a 96% increase in cumulative capacity in 2023.

In addition, as a new technology enabler, we offer an array of advanced green energy technology solutions embedded with advanced BESS application for enterprises with projects applying our in-house technology innovation using system integration approach, aiming to generate scalable technology revenue.

According the U.S. Energy Information Administration (EIA) report in January 2024, the U.S. battery storage capacity has been growing since 2021 and could increase by 89% by the end of 2024 if developers bring all of the energy storage systems they have planned on line by their intended commercial operation dates. Developers currently plan to expand U.S. battery capacity to more than 30 gigawatts (GW) by the end of 2024, a capacity that would exceed those of petroleum liquids, geothermal, wood and wood waste, or landfill gas.

Battery Energy Storage Systems (BESS) play a crucial role in managing the grid, and their importance is only expected to increase as more electrification and AI data centers are installed across the United States. With this surge in demand for electricity, there is a corresponding need for efficient storage systems to balance supply and demand on the grid. The BESS market is projected to grow exponentially, making it a massive and lucrative market. However, despite its rapid growth, there are currently not many players involved in this sector. Management believes this situation presents an opportunity for companies with extensive development experience like Bitech today to enter and capitalize on this expanding market. As the US continues to transition towards cleaner energy sources, BESS systems will become even more critical in ensuring a stable and resilient power grid while reducing carbon emissions. We believe it is an exciting time for the BESS industry with immense potential for growth and innovation.

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Our Future Growth Plan

Bitech is committed to leveraging its renewable energy platform, technology, leadership, and strong market position to revolutionize the clean energy sector for a sustainable future. Our growth strategy is multi-faceted, focusing on key initiatives designed to enhance our market presence, drive innovation, and deliver long-term value to our shareholders.

Expansion of Battery Energy Storage Systems (BESS)

We will continue to seek to expand our current development pipeline of 1.9 gigawatts (GW) of BESS in strategically selected regions of the U.S. in key ISO’s. We expect to expand this pipeline to over 5GW over the next 3-5 years Leadership may choose to accelerate this goal as we expand the business. We believe this expansion will enhance grid stability and facilitate the integration of renewable energy sources, addressing the increasing demand for sustainable energy solutions.

Grid Management Enhancement

By concentrating on specific areas requiring additional support, we aim to enhance grid management capabilities. We believe this effort will ensure a more reliable and efficient energy distribution network, minimizing disruptions and optimizing energy flow.

Technological Innovation

Bitech will actively pursue partnerships and acquisitions of cutting-edge technology solutions. We believe these initiatives will support grid balancing and green energy projects, allowing us to stay at the forefront of technological advancements in the energy sector. Our commitment to innovation is expected to drive the development of new technologies that support sustainable energy infrastructure.

Expansion of Service Offerings

We plan to broaden our portfolio of value-add services to meet the diverse needs of our global customer base. Our planned expanded service offerings will include product upgrades, performance analysis, risk management products, and software support. By leveraging data-driven insights from our extensive installation base, we believe these service offerings will provide tailored solutions that enhance operational efficiency and performance assurance for our customers.

Strategic Partnerships

Forming strategic alliances with leading technology groups and other investment companies is a cornerstone of our growth strategy. We believe these partnerships will enable us to maximize the output and efficiency of our BESS assets; and collaborative efforts in these partnerships will also facilitate the development and deployment of innovative solutions, enhancing the overall performance of our energy storage systems and driving mutual growth.

Acquisition of Proven Technologies

We will continue to seek out and acquire proven technologies that complement our existing offerings. This approach is expected to ensure that we deliver state-of-the-art solutions to our customers, maintaining our competitive edge and reinforcing our commitment to technological excellence. Through these strategic initiatives, we believe Bitech is well-positioned to lead the energy industry’s transition to sustainable practices. Our comprehensive growth strategy is designed to drive innovation, enhance market presence, and create long-term value for our stakeholders, ensuring a brighter and more sustainable future for the global energy sector.

Recent Developments

On July 23, 2024, we filed a Definitive Information Statement in connection with the action by written consent of the Company’s Board of Directors and a majority of our shareholders taken without a meeting on July 12, 2024 to approve an amendment to the Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of common stock at the ratio of any whole number within the range between one-for-two (1:2) and one-for-eighty (1:80), with such ratio as the Board of Directors of the may determine, whereby, depending on the Ratio selected by the Board, every specified number of shares of the issued and outstanding or treasury shares of Common Stock within the range would be combined, converted and changed into one share of common stock (the “Reverse Split”). Fractional shares will not be issued and shares will be rounded up to the next whole share.

Corporate Information

Our principal executive offices are located at 895 Dove Street, Suite 300, Newport Beach, CA 92660. We occupy this location pursuant to a lease that may be terminated by us on 90 days prior notice. Our registered agent is The Company Corporation, 251 Little Falls Drive, Wilmington, Delaware 19808. Information contained on our website on that can be accessed through our website is not incorporated by reference in this prospectus.

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Summary of Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 10 before making a decision to invest in our Common Stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

●	We have incurred significant net losses since our inception and may not be able to achieve or maintain profitability on an annual basis in the future.
●	We depend on certain Key Personnel.
●	We may experience exposure to risks associated with construction, utility interconnection, cost overruns, and delays, including those related to obtaining government permits and other contingencies that may arise in the course of completing equipment installations.
●	We may not achieve the intended benefits of our recent acquisition of Emergen Energy LLC, and the acquisition may disrupt our current plans or operations.
●	Compromises, interruptions, or shutdowns of our systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations.
●	We have acquired, and may in the future acquire, assets, businesses and technologies as part of our business strategy. If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, and adversely affect our operating results and the value of our common stock.
●	Existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory, and economic barriers to the use of energy storage products that may significantly harm our ability to compete.
●	An increase in interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for end customers to finance the cost of a renewable energy system and could reduce the demand for our solutions.
●	Changes in tax laws or regulations that are applied adversely to us or our customers could materially adversely affect our business, financial condition, results of operations, and prospects.
●	We may incur obligations, liabilities, or costs under environmental, health, and safety laws, which could have an adverse impact on our business, financial condition, and results of operations.
●	Our common stock may be considered a “penny stock” and may be difficult to sell.
●	Future sales of our common stock in the public market by our existing stockholders, or the perception that such sales might occur, could depress the market price of our common stock.
●	Future sales and issuances of our common stock or rights to purchase Common Stock by us, including pursuant to acquisitions, investments, financings or our equity incentive plans, could result in additional dilution of percentage ownership of our stockholders and could cause our stock price to fall.
●	Certain provisions of Delaware law could delay or prevent a change of control.
●	Because we have no current plans to pay regular cash dividends on our common stock following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
●	There is a limited market for our common stock.
●	Our reporting obligations as a public company are costly.
●	Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.
●	Certain of our executive officers also serve as executive officers in other companies and such other positions may create conflicts of interest in the future.
●	If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.
●	Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.
●	Our common stock is subject to price volatility unrelated to our operations.
●	A large, active trading market for our securities may not develop and the trading price for our securities may fluctuate significantly.
●	The trading price of the common stock is likely to be volatile, which could result in substantial losses to investors.
●	If we are not able to comply with the applicable continued listing requirements or standards of the , could delist our securities.
●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the common stock and trading volume could decline.
●	Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
●	Holders of the Pre-Funded Warrants will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and acquire our common stock.
●	Our certificate of incorporation contains anti-takeover provisions that could materially adversely affect the rights of holders of our common stock.

6

THE OFFERING

Common Stock offered by us	shares of our common stock, par value $0.001 per share (or “Common Stock”) (or shares if the underwriter exercises its option to purchase additional shares of common stock in full). See “Capitalization”.

Pre-Funded Warrants offered by us	Pre-Funded Warrants to purchase shares of Common Stock (or of Pre-Funded Warrants to purchase Common Stock if the underwriter exercises its option to purchase such additional Pre-Funded Warrants in full). Each Pre-Funded warrant will have an exercise price of $0.0001 per share, is exercisable commencing on the date of issuance and will expire five years from the date thereof. The terms of the Pre-Funded Warrants will be governed by a warrant agent agreement, dated as of the closing date of this offering, that we expect to be entered into among us and Legacy Stock Transfer & Trust Company LLC, or the Warrant Agent. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Pre-Funded Warrants. For additional information regarding the Pre-Funded Warrants, see “Description of Securities We Are Offering.”

The Common Stock and Pre-Funded Warrants will be separately issued.

Common Stock outstanding immediately prior to this offering	shares

Common Stock outstanding immediately after this offering	shares (or shares if the underwriter(s) exercise their option to purchase additional shares common stock in full).

Reverse Stock Split	On July 23, 2024, we filed a Definitive Information Statement in connection with the action by written consent of the Company’s Board of Directors and a majority of our shareholders taken without a meeting on July 12, 2024 to approve an amendment to the Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of common stock at the ratio of any whole number within the range between one-for-two (1:2) and one-for-eighty (1:80), with such ratio as the Board of Directors of the may determine, whereby, depending on the Ratio selected by the Board, every specified number of shares of the issued and outstanding or treasury shares of Common Stock within the range would be combined, converted and changed into one share of common stock (the “Reverse Split”). Fractional shares will not be issued and shares will be rounded up to the next whole share.

Over-allotment Option	We have granted to the underwriter(s) an option, which is exercisable within 45 days from the date of this prospectus, to purchase up to an additional shares of Common Stock at a price of $ per share or up to an additional Pre-Funded Warrants at a price of US$ per Pre-Funded Warrant to cover over-allotments.

Use of proceeds	We expect to receive net proceeds of approximately $ million from this offering, based on an assumed public offering price of $ per share (or approximately $ million if the underwriter(s) exercise their option to purchase additional shares of Common Stock and Pre-Funded Warrants in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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Proposed trading symbol	We have applied for listing of our common stock on under the symbol “ ,” subject to official notice of issuance, and we expect that our common stock will begin trading on immediately following the completion of this offering. The consummation of this offering is not contingent upon the approval of our listing on the , however, it is unlikely we would meet the initial listing standards of the unless this offering is consummated. Our common stock is currently listed on the OTC Markets under the symbol “ .” There can be no assurance that this offering will be completed, or as to the terms of this offering.

Risk factors	See “Risk Factors” and other information included in this prospectus for discussions of the risks relating to investing in our securities. You should carefully consider these risks before deciding to invest in our securities.

The number of shares of common stock to be outstanding after this offering is based on 714,622,789 shares of common stock outstanding as of                , 2024 and excludes:

● 147,200,000 shares of common stock issuable upon the exercise of outstanding options with an average exercise price $0.72 per share; and

● up to                shares of common stock issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, which have an exercise price of $               per share.

Unless otherwise stated, all information in this prospectus assumes no exercise of the underwriter’s option to purchase additional securities and no sale of any Pre-Funded Warrants in this offering.

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SELECTED FINANCIAL DATA

The following tables set forth selected historical statements of operations and balance sheet data for the fiscal years ended December 31, 2023 and 2022, and for the six months ended June 30, 2024 and 2023, which have been derived from our audited financial statements for those periods. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

	For the Six Months ended June 30,		For the Year Ended December 31,
	2024	2023	2023	2022
	(UNAUDITED)
Statement of Operation Data:
Revenue	328	-	308	26,197
Cost of Revenue	-	-	-	-
Gross Profit	328	-	308	26,197
General And Administrative	1,136,735	461,507	819,001	888,106
Benefit (Provision) For Income Taxes	-	-	-	-
Net Loss	(1,136,407)	(454,507)	(811,693)	(811,635)
Basic And Diluted Loss Per Share	(0.00)	(0.00)	(0.00)	(0.00)
Weighted Average Shares	570,636,498	479,865,311	479,080,612	284,808,907

	June 30, 2024	June 30, 2024
	(Actual)	(Pro forma)(1)

Balance Sheet data:
Current Assets	1,147,684
Total Assets	23,369,884
Total Liabilities	1,123,425
Total Shareholders’ Equity	22,246,458

(1) The pro forma column gives effect to reflect the receipt of approximately $        million of net proceeds from this offering after underwriting discounts and fees and estimated offering expenses, and issuance of               shares of our Common Stock and Pre-Funded Warrants to purchase                shares of our Common Stock (assuming no exercise of the over-allotment option).

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

Risks Related to Our Company and Business

Our financial statements contain a going concern opinion.

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We generated accumulated losses of approximately $2 million from January 2021 through December 31, 2023 and have insufficient working capital and cash flows to support operations. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

We have incurred significant net losses since our inception and may not be able to achieve or maintain profitability on an annual basis in the future.

We have incurred significant net losses since our inception. For the years ended December 31, 2023 and 2022, we incurred net losses of approximately $0.8 million and $0.8 million, respectively, and had accumulated losses of approximately $2 million through December 31, 2023. We cannot predict if we will achieve or maintain annual profitability in the near future or at all. The expected growth due to the recent change in our revenue model may not be sustainable or may decrease, and we may not generate sufficient revenue to achieve or maintain annual profitability. Our ability to achieve and maintain annual profitability depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve or maintain annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

We depend on certain key personnel.

Our future success is dependent on the efforts of key management personnel, particularly Benjamin Tran, our Chairman and Chief Executive Officer, Cole Johnson, our President, Robert J. Brilon, our Chief Financial Officer. The loss of one or more of our other key employees could also have a material adverse effect on our business, financial condition, and results of operations.

We also believe that our future success will be largely dependent on our ability to attract and retain highly qualified management, sales, and marketing personnel. We cannot assure investors that we will be able to attract and retain such personnel and our inability to retain such personnel or to train them rapidly enough to meet our expanding needs could cause a decrease in the overall quality and efficiency of our staff, which could have a material adverse effect on our business, financial condition, and results of operations.

We may experience exposure to risks associated with construction, utility interconnection, cost overruns, and delays, including those related to obtaining government permits and other contingencies that may arise in the course of completing equipment installations.

Although we generally are not regulated as a utility, federal, state, and local government statutes and regulations concerning electricity heavily influence the market for our product and services. These statutes and regulations often relate to electricity pricing, net metering, incentives, taxation, and the rules surrounding the interconnection of customer-owned electricity generation for specific technologies. In the U.S., governments frequently modify these statutes and regulations. Governments, often acting through state utility or public service commissions, change and adopt different requirements for utilities and rates for commercial customers on a regular basis. Changes, or in some cases a lack of change, in any of the laws, regulations, ordinances, or other rules that apply to customer installations and new technology could make it more costly for our customers to install and operate our energy storage products on particular sites, and in turn could negatively affect our ability to deliver cost savings to customers for the purchase of electricity.

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The installation and operation of our energy storage products at a particular site are also generally subject to oversight and regulation in accordance with national, state, and local laws and ordinances relating to building codes, safety, environmental protection, and related matters, and may require obtaining and keeping in good standing various local and other governmental approvals and permits, including environmental approvals and permits, that vary by jurisdiction. In some cases, these approvals and permits require periodic renewal. It is difficult and costly to track the requirements of every individual authority having jurisdiction over energy storage product installations, to design our energy storage products to comply with these varying standards, and for our customers to obtain all applicable approvals and permits. We cannot predict whether or when all permits required for a given customer’s project will be granted or whether the conditions associated with the permits will be achievable. The denial of a permit or utility connection essential to a project or the imposition of impractical conditions would impair our customer’s ability to develop the project. In addition, we cannot predict whether the permitting process will be lengthened due to complexities and appeals. Delay in the review and permitting process for a project can impair or delay our customers’ abilities to develop that project or increase the cost so substantially that the project is no longer attractive to our customers. Furthermore, unforeseen delays in the review and permitting process could delay the timing of the installation of our energy storage products and could therefore adversely affect the timing of the recognition of revenue related to hardware acceptance by our customer, which could adversely affect our operating results in a particular period.

The production and installation of our energy storage products also involves the incurrence of various project costs and can entail project modifications. We have policies and procedures regarding the approval of project costs and modifications. In connection with our limited operating history and our significant growth, we have in the past experienced and may in the future experience incurrence of project costs without proper documentation or adhering to our policies and procedures. We have implemented additional training on our policies and procedures in this regard. In addition, disagreements with our customers and suppliers have arisen and may in the future arise with respect to project schedules, work and modifications, which can result in the need to find different suppliers, loss of future business, additional costs to us and not realizing the anticipated profit from the project.

In addition, the successful installation of our energy storage products is dependent upon the availability of and timely connection to the local electric grid. Our customers may be unable to obtain the required consent and authorization of local utilities to ensure successful interconnection to energy grids to enable the successful discharge of renewable energy. Any delays in our customers’ ability to connect with utilities, delays in the performance of installation-related services, or poor performance of installation-related services will have an adverse effect on our results and could cause operating results to vary materially from period to period.

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We may not achieve the intended benefits of our recent acquisition of Emergen Energy LLC and the acquisition may disrupt our current plans or operations.

On April 24, 2024, we acquired Emergen Energy LLC. We may not be able to successfully integrate Emergen’s business and rights to develop renewable energy projects or otherwise realize the expected benefits of the transaction, including anticipated annual operating cost and capital synergies to the extent currently anticipated, or at all. To realize these anticipated benefits, our business and Emergen’s business must be successfully combined, which is subject to our ability to consolidate operations, corporate cultures and systems and our ability to eliminate redundancies and costs. Difficulties in integrating Emergen’s rights into our operations may result in the combined company performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected time frame or at all. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining existing business and operational relationships, including customers and other counterparties, and attracting new business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; difficulties in the assimilation of employees and corporate cultures; unanticipated issues in integrating information technology, communications and other systems; as well as unforeseen expenses or delays associated with the acquisition. If we are not successful in integrating the project development rights we acquired from Emergen or otherwise fail to realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the acquisition of Emergen’s rights, our results of operations, cash flows and financial condition may be materially adversely affected.

If we fail to manage our recent and future growth effectively, we may be unable to execute our business plan, maintain high levels of customer service, or adequately address competitive challenges.

We have experienced significant growth in recent periods. We intend to continue to expand our business significantly within existing and new market segments. This growth has placed, and any future growth may place, a significant strain on our management, operational, and financial infrastructure. In particular, we will be required to expand, train, and manage our growing employee base and scale and otherwise improve our IT infrastructure in tandem with that headcount growth. Our management will also be required to maintain and expand our relationships with customers, suppliers, channel partners, and other third parties and attract new customers and suppliers, as well as manage multiple geographic locations. Our current and planned operations, personnel, IT, and other systems and procedures might be inadequate to support our future growth and may require us to make additional unanticipated investment in our infrastructure. Our success and ability to further scale our business will depend, in part, on our ability to manage these changes in a cost-effective and efficient manner. If we cannot manage our growth, we may be unable to take advantage of market opportunities, execute our business strategies, or respond to competitive pressures. This could also result in declines in quality or customer satisfaction, increased costs, difficulties in introducing new offerings, or other operational difficulties. Any failure to effectively manage growth could adversely impact our business and reputation.

Our growth depends in part on the success of our relationships with third parties.

We rely on third-party general contractors to install energy storage products at our sites. We currently work with a limited number of general contractors, which has impacted and may continue to impact our ability to facilitate installations as planned. Our work with contractors or their subcontractors may have the effect of our being required to comply with additional rules, working conditions, site remediation, and other union requirements, which can add costs and complexity to an installation project. The timeliness, thoroughness, and quality of the installation-related services performed by our general contractors and their subcontractors in the past have not always met our expectations or standards and in the future may not meet our expectations and standards, and it may be difficult to find and train third-party general contractors that meet our standards at a competitive cost.

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Compromises, interruptions, or shutdowns of our systems, including those managed by third parties, whether intentional or inadvertent, could lead to delays in our business operations and, if significant or extreme, affect our results of operations.

From time to time, our systems require modifications and updates, including by adding new hardware, software, and applications; maintaining, updating, or replacing legacy programs; and integrating new service providers and adding enhanced or new functionality. Although we are actively selecting systems and vendors and implementing procedures to enable us to maintain the integrity of our systems when we modify them, there are inherent risks associated with modifying or replacing systems, and with new or changed relationships, including accurately capturing and maintaining data, realizing the expected benefit of the change, and managing the potential disruption of the operation of the systems as the changes are implemented. Potential issues associated with implementation of these technology initiatives could reduce the efficiency of our operations in the short term. The efficient operation and successful growth of our business depends upon our information technology systems. The failure of our information technology systems and the third-party systems we rely on to perform as designed, or our failure to implement and operate them effectively, could disrupt our business or subject us to liability and thereby have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our property and business interruption insurance coverage is limited and may not compensate us fully for losses that may occur as a result of a disruption to our business.

Our property and business interruption insurance coverage is limited and is subject to deductibles and coverage limits. In the event that we experience a disruption to our business, our insurance coverage may not compensate us fully for losses that may occur. Any damage or failure that causes interruptions to our business could have a material adverse effect on our business, financial condition, and results of operations.

Our business activities may be subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and similar anti-bribery and anti-corruption laws of other countries in which we operate, as well as U.S. and certain foreign export controls, trade sanctions, and import laws and regulations. Compliance with these legal requirements could limit our ability to compete in foreign markets and subject us to liability if we violate them.

If we expand our operations outside of the United States, we must dedicate additional resources to comply with numerous laws and regulations in each jurisdiction in which we plan to operate. Our business activities may be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations or rules of other countries in which we operate. The FCPA generally prohibits companies and their employees and third party intermediaries from offering, promising, giving or authorizing the provision of anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, hospitals owned and operated by the government, and doctors and other hospital employees would be considered foreign officials under the FCPA. Recently the Securities and Exchange Commission (SEC) and Department of Justice (DOJ) have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of our employees, agents or contractors, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, disgorgement, and other sanctions and remedial measures, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our services in one or more countries and could materially damage our reputation, our brand, our international activities, our ability to attract and retain employees and our business, prospects, operating results and financial condition.

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We have acquired, and may in the future acquire, assets, businesses and technologies as part of our business strategy. If we acquire companies or technologies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, and adversely affect our operating results and the value of our common stock.

As part of our business strategy, we may acquire, enter into joint ventures with, or make investments in complementary or synergistic companies, services, and technologies in the future. Acquisitions and investments involve numerous risks, including without limitation:

●	difficulties in identifying and acquiring products, technologies, proprietary rights or businesses that will help our business;
●	difficulties in integrating operations, technologies, services, and personnel;
●	diversion of financial and managerial resources from existing operations;
●	the risk of entering new development activities and markets in which we have little to no experience;
●	risks related to the assumption of known and unknown liabilities;
●	risks related to our ability to raise sufficient capital to fund additional operating activities; and
●	the issuance of our securities as partial or full payment for any acquisitions and investments could result in material dilution to our existing stockholders.

If we fail to integrate any acquired business into our operations, or if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, we may incur costs in excess of what we anticipate, and management resources and attention may be diverted from other necessary or valuable activities.

Any acquisitions we make could disrupt our business and seriously harm our financial condition.

We have in the past made (and may, from time to time, consider) acquisitions of complementary companies, products or technologies. Acquisitions involve numerous risks, including difficulties in the assimilation of the acquired businesses, the diversion of our management’s attention from other business concerns and potential adverse effects on existing business relationships. In addition, any acquisitions could involve the incurrence of substantial additional indebtedness. We cannot assure you that we will be able to successfully integrate any acquisitions that we pursue or that such acquisitions will perform as planned or prove to be beneficial to our operations and cash flow. Any such failure could seriously harm our business, financial condition and results of operations.

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Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited, which could potentially result in increased tax liabilities to us in the future.

In prior years, we have suffered losses, for tax and financial statement purposes that generated significant federal and state net operating loss carryforwards. As of December 31, 2023, we had approximately $2 million of federal and $2 million of state net operating loss carryforwards, which we believe could offset otherwise taxable income in the United States and California. Although these net operating loss carryforwards may be used against taxable income in future periods, we will not receive any tax benefits from the losses we incurred unless, and only to the extent that, we have taxable income during the period prior to their expiration. In addition, our ability to use the net operating loss carryforwards would be severely limited in the event we complete a transaction that results in an ownership change under Section 382 of the Internal Revenue Code of 1986, as amended.

Existing electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory, and economic barriers to the use of energy storage products that may significantly harm our ability to compete.

Federal, state, local, and foreign government regulations and policies concerning the broader electric utility industry, as well as internal policies and regulations promulgated by electric utilities and organized electric markets with respect to fees, practices, and rate design, heavily influence the market for electricity generation products and services. These regulations and policies often affect electricity pricing and the interconnection of generation facilities, and can be subject to frequent modifications by governments, regulatory bodies, utilities, and market operators. For example, changes in fee structures, electricity pricing structures, and system permitting, interconnection, and operating requirements can deter purchases of renewable energy products by reducing anticipated revenues or increasing costs or regulatory burdens for would-be system purchasers. The resulting reductions in demand for energy products could harm our business, prospects, financial condition, and results of operations.

A significant development in renewable-energy pricing policies in the U.S. occurred on July 16, 2020, when the Federal Energy Regulatory Commission (“FERC”) issued a final rule amending regulations that implement the Public Utility Regulatory Policies Act (“PURPA”). Among other requirements, PURPA mandates that electric utilities buy the output of certain renewable generators below established capacity thresholds. PURPA also requires that such sales occur at a utility’s “avoided cost” rate. FERC’s PURPA reforms include modifications (1) to how regulators and electric utilities may establish avoided cost rates for new contracts; (2) that reduce from 20 MW to 5 MW the capacity threshold above which a renewable-energy qualifying facility is rebuttably presumed to have nondiscriminatory market access, thereby removing the requirement for utilities to purchase its output; (3) that require regulators to establish criteria for determining when an electric utility incurs a legally enforceable obligation to purchase from a PURPA facility; and (4) that reduce barriers for third parties to challenge PURPA eligibility. The net effect of these changes is uncertain, as FERC’s final rules do not become effective until 120 days after publication in the Federal Register, and some changes will not become fully effective until states and other jurisdictions implement the new authorities provided by FERC. In general, however, FERC’s PURPA reforms have the potential to reduce prices for the output from certain new renewable generation projects while also narrowing the scope of PURPA eligibility for new projects. These effects could reduce demand for PURPA-eligible battery energy storage products and could harm our business, prospects, financial condition, and results of operations.

Changes in other current laws or regulations applicable to us or the imposition of new laws, regulations, or policies in the U.S., Europe, or other jurisdictions in which we do business could have a material adverse effect on our business, financial condition, and results of operations. Any changes to government, utility, or electric market regulations or policies that favor electric utilities or other market participants could reduce the competitiveness of battery energy storage and adversely impact our growth.

An increase in interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets could make it difficult for end customers to finance the cost of a renewable energy system and could reduce the demand for our solutions.

We depend on financing to fund the initial capital expenditure required to purchase products and services. As a result, an increase in interest rates or a reduction in the supply of project debt or tax equity financing could reduce the number of customer projects that receive financing or otherwise make it difficult for our customers or their customers to secure the financing necessary to construct a renewable energy system on favorable terms, or at all, and thus lower demand for our products, which could limit our growth or reduce our net sales. In addition, we believe that a significant percentage of end-users construct renewable energy systems as an investment, funding a significant portion of the initial capital expenditure with financing from third parties. An increase in interest rates could lower an investor’s return on investment, increase equity requirements, or make alternative investments more attractive relative to our services and, in each case, could cause these end users to seek alternative investments.

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Changes in tax laws or regulations that are applied adversely to us or our customers could materially adversely affect our business, financial condition, results of operations, and prospects.

Changes in corporate tax rates, tax incentives for renewable energy projects, the realization of net deferred tax assets relating to our U.S. operations, the taxation of foreign earnings, and the deductibility of expenses under future tax reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges in the current or future taxable years, and could increase our future U.S. tax expense, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Governmental agencies in the jurisdictions in which we and our affiliates do business, as well as the Organization for Economic Cooperation and Development (the “OECD”), have recently focused on issues related to the taxation of multinational business, including issues relating to “base erosion and profit shifting,” where profits are reported as earned for tax purposes in relatively low-tax jurisdictions or payments are made between affiliates in jurisdictions with different tax rates. The OECD has released several components of its comprehensive plan to create an agreed set of international rules for addressing base erosion and profit shifting, and governmental authorities from various jurisdictions (including the United States) continue to discuss potential legislation and other reforms, including proposals for global minimum tax rates.

As we operate in numerous jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views, for instance with respect to whether a permanent establishment exists in a particular jurisdiction, the manner in which an arm’s length standard is applied for transfer pricing purposes, or with respect to the valuations of intellectual property. For example, if a taxing authority in one country where we operate were to reallocate income from another country where we operate, and if the taxing authority in the second country did not agree with the reallocation asserted by the first country, then we could be subject to tax on the same income in both countries, resulting in double taxation. If taxing authorities were to allocate income to a higher tax jurisdiction, subject our income to double taxation or assess interest and penalties, our tax liabilities could increase, which could adversely affect our business, financial condition, and results of operations.

Due to the potential for changes to tax laws and regulations or changes to the interpretation thereof (including regulations and interpretations pertaining to recent and proposed potential tax reforms in the United States), the ambiguity of tax laws and regulations, the subjectivity of factual interpretations, the complexity of our intercompany arrangements, uncertainties regarding the geographic mix of earnings in any particular period, and other factors, our estimates of effective tax rate and income tax assets and liabilities may be incorrect and our financial statements could be adversely affected, and the resulting impacts may vary substantially from period to period.

In particular, in the United States, there have been multiple significant changes recently proposed (including by the Biden administration and by members of Congress) to the taxation of business entities, including, among other things, an increase in the U.S. federal corporate income tax rate, a transition to graduated rates, an increase in the tax rate applicable to global intangible low-taxed income and elimination of certain exemptions, and various other changes to the U.S. international tax regime. These and other proposals are currently being discussed, but the likelihood of these changes being enacted or implemented is not yet clear. We are currently unable to predict whether such changes will occur and, if so, when they would be effective or the ultimate impact on us or our business. To the extent that such changes have a negative impact on us or our business, these changes may materially and adversely impact our business, financial condition, and results of operations.

In addition, the amounts of taxes we pay are subject to current or future audits by taxing authorities in the United States and all other jurisdictions in which we operate. If audits result in additional payments or assessments different from our reserves, our future results may include unfavorable adjustments to our tax liabilities, and our financial statements could be adversely affected.

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We may incur obligations, liabilities, or costs under environmental, health, and safety laws, which could have an adverse impact on our business, financial condition, and results of operations.

We are required to comply with national, state, local, and foreign laws and regulations regarding the protection of the environment, health, and safety. We may incur expenses, or be subject to liability, related to the transportation, storage, or disposal of lithium-ion batteries. Adoption of more stringent laws and regulations in the future could require us to incur substantial costs to come into compliance with these laws and regulations. In addition, violations of, or liabilities under, these laws and regulations may result in restrictions being imposed on our operating activities or in our being subject to adverse publicity, substantial fines, penalties, criminal proceedings, third-party property damage or personal injury claims, cleanup costs, or other costs. Liability under these laws and regulations can be imposed on a joint and several basis and without regard to fault or the legality of the activities giving rise to the claim. In addition, future developments such as more aggressive enforcement policies or the discovery of presently unknown environmental conditions may require expenditures that could have an adverse effect on our business, financial condition, and results of operations.

Severe weather events, including the effects of climate change, are inherently unpredictable and may have a material adverse effect on our financial results and financial condition.

Our business, including our customers and suppliers, may be exposed to severe weather events and natural disasters, such as tornadoes, tsunamis, tropical storms (including hurricanes), earthquakes, windstorms, hailstorms, severe thunderstorms, wildfires, and other fires, which could cause operating results to vary significantly from one period to the next. We may incur losses in our business in excess of: (1) those experienced in prior years, (2) the average expected level used in pricing, or (3) current insurance coverage limits. The incidence and severity of severe weather conditions and other natural disasters are inherently unpredictable. Climate change may affect the occurrence of certain natural events, such as an increase in the frequency or severity of wind and thunderstorm events, and tornado or hailstorm events due to increased convection in the atmosphere; more frequent wildfires and subsequent landslides in certain geographies; higher incidence of deluge flooding; and the potential for an increase in severity of the hurricane events due to higher sea surface temperatures. Additionally, climate change may adversely impact the demand, price, and availability of insurance. Due to significant variability associated with future changing climate conditions, we are unable to predict the impact climate change will have on our business.

Risk Related to Ownership of Our Securities

Our common stock may be considered a “penny stock” and may be difficult to sell.

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Historically, the price of our common stock has fluctuated greatly. If, the market price of the common stock is less than $5.00 per share and the common stock does not fall within any exemption, it therefore may be designated as a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

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We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources, including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on our business, financial condition, results of operations, and future prospects.

Future sales of our common stock in the public market by our existing stockholders, or the perception that such sales might occur, could depress the market price of our common stock.

The market price of our common stock could decline as a result of the sales of a large number of shares of our common stock in the market by the selling stockholders, and even the perception that these sales could occur may depress the market price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to acquisitions, investments, financings or our equity incentive plans, could result in additional dilution of percentage ownership of our stockholders and could cause our stock price to fall.

We intend to issue additional securities pursuant to our equity incentive plans and may issue equity or convertible securities in the future in connection with acquisitions, investments and/or additional financings. To the extent we do so, our stockholders may experience substantial dilution. We may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales and new investors could gain rights superior to our existing stockholders.

Risks related to the Offering and Ownership of our Common Stock

Certain provisions of Delaware law could delay or prevent a change of control.

Certain provisions of Delaware law may have an antitakeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions provide for, among other things:

●	the ability of our board of directors to issue one or more series of preferred stock;

●	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

●	certain limitations on convening special stockholder meetings; and

●	prohibit cumulative voting in the election of directors.

These antitakeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.

Our governing documents designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, will provide, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for breach of fiduciary duty owed by any of our current or former directors, officers or other employees, agents or stockholders to us or to our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation or our amended and restated bylaws (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against us or any of our current or former directors, officers or other employees, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, however, that the exclusive forum provision described above will not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our amended and restated certificate of incorporation and our amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, however, provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States are, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Additionally, our amended and restated certificate of incorporation and our amended and restated bylaws, each of which will be effective immediately prior to the closing of this offering, provide that any person or entity holding, owning, or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to the provisions described above.

These provisions may increase costs associated with, and/or limit a stockholder’s ability to bring, a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our governing documents, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our financial condition, results of operations, and liquidity.

Because we have no current plans to pay regular cash dividends on our common stock following this offering, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have not paid and we do not anticipate paying any regular cash dividends on our common stock following this offering. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, general and economic conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, and such other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of any future outstanding indebtedness we or our subsidiaries incur. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. See “Dividend Policy” for more detail.

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There is a limited market for our common stock.

Our common stock is quoted on OTC Markets under the symbol “BTTC”. We intend to apply to list our common stock on                 . No assurance can be given that our application will be approved or that, if approved an active trading market for our shares will develop which could put downward pressure on the market price of our common stock and thereby affect the ability of our stockholders to sell their shares. An established trading market for our common stock may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they may tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. As a result, any broker-dealer that makes a market in our common stock or other person that buys or sells our common stock could have a significant influence over its price at any given time. We cannot assure our stockholders that a market for our common stock will be sustained. There is no assurance that our common stock will have any greater liquidity than common stock that does not trade on a public market.

Our reporting obligations as a public company are costly.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the Securities Act. These rules, regulations and requirements are extensive. We may incur significant costs associated with our public company corporate governance and reporting requirements. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

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We will be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act. If we are unable to timely comply with such requirements or if the costs related to compliance are significant, our profitability, stock price, results of operations and financial condition could be materially adversely affected.

After this offering, we will be subject to Section 404 and the related rules of the SEC, which generally require our management and independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Section 404 requires an annual management assessment of the effectiveness of our internal control over financial reporting.

During the course of our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports. Furthermore, if we identify any material weaknesses, we may not detect errors on a timely basis and our financial statements may be materially misstated. We or our independent registered public accounting firm may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting, which could materially and adversely affect our business, financial condition, results of operations and prospects, cause investors to lose confidence in our reported financial information and cause the trading price of our common stock to fall.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud and our business may be harmed and our stock price may be adversely impacted.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and to effectively prevent fraud. Any inability to provide reliable financial reports or to prevent fraud could harm our business. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires management to evaluate and assess the effectiveness of our internal control over financial reporting. In order to continue to comply with the requirements of the Sarbanes-Oxley Act, we are required to continuously evaluate and, where appropriate, enhance our policies, procedures and internal controls. We have in the past failed, and may in the future fail, to maintain the adequacy of our internal controls over financial reporting. Such failure could subject us to litigation or regulatory scrutiny and investors could lose confidence in the accuracy and completeness of our financial reports. We cannot provide any assurance that in the future we will be able to fully comply with the requirements of the Sarbanes-Oxley Act or that management will conclude that our internal control over financial reporting is effective. If we fail to fully comply with the requirements of the Sarbanes-Oxley Act, our business may be harmed and our stock price may decline. For example, our assessment, testing and evaluation of the design and operating effectiveness of our internal control over financial reporting resulted in our conclusion that as of December 31, 2023 our internal control over financial reporting was not effective, due to the Company not having adequate controls related to change management within the technology that support the Company’s financial reporting function.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

●	faulty human judgment and simple errors, omissions or mistakes;
●	fraudulent action of an individual or collusion of two or more people;
●	inappropriate management override of procedures; and
●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission and civil or criminal sanctions.

Certain of our directors and senior management have limited experience managing public companies, which could adversely affect our financial position.

Certain members of our senior management and certain of our directors have not previously managed a publicly traded company and may be unsuccessful in doing so. The demands of managing a publicly traded company are significant, and some members of our senior management and some of our directors may not be able to meet these increased demands. Failure to effectively manage our business could adversely affect our overall financial position.

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Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity, our operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations. If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We are subject to taxes by the U.S. federal, state, local, and foreign tax authorities. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	allocation of expenses to and among different jurisdictions;

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings;

●	changes in tax laws, tax treaties, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

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In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local, and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Certain of our executive officers also serve as executive officers in other companies and such other positions may create conflicts of interest in the future.

Bob Brilon, our Chief Financial Officer, works part-time for us, devoting approximately 30 hours per week to our business, but as much time as necessary. Mr. Brilon also works part-time for Iveda Solutions, Inc. as their Chief Financial Officer for a similar amount of hours per week. While the Company has not encountered any issue as a result of Mr. Brilon’s dual roles, the duties to this businesses may compete for his full attention to our business; accordingly, he may have conflicts of interest in allocating time between the separate business activities.

Cole Johnson, our President and Director, is a Principal and Chief Executive Officer of C&C Johnson Holdings LLC, a family office, Mr. Johnson dedicates himself to the Company on a full-time basis and to C&C Johnson Holdings LLC on a limited, as-needed basis. The Company does not believe such services will create a conflict of interest to his duties to the Company.

Risks Relating to this Offering

A large, active trading market for our securities may not develop and the trading price for our securities may fluctuate significantly.

We cannot assure you that a liquid public market for the common stock will develop. If a large, active public market for the common stock does not develop following the completion of this offering, the market price and liquidity of the common stock may be materially adversely affected. The public offering price for the common stock will be determined by negotiation between us and the underwriters based upon several factors, and the trading price of the common stock after this offering could decline below the public offering price. As a result, investors in our securities may experience a significant decrease in the value of the common stock.

The trading price of the common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of the common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors. In addition to market and industry factors, the price and trading volume for the common stock and/or Pre-Funded Warrants may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the common stock will trade.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

The sale or availability for sale of substantial amounts of common stock could adversely affect their market price.

Sales of substantial amounts of the common stock in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the common stock and could materially impair our ability to raise capital through equity offerings in the future. The common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

There will be                 shares of common stock outstanding immediately after this offering, or               shares of common stock if the underwriters exercise their option to purchase our shares in full. In connection with this offering, we, our directors and executive officers and the holders of 5% or more of our outstanding common stock have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of common stock or securities convertible into or exercisable or exchangeable for the common stock for a period of 180 days after the date of this prospectus. However, the underwriters may release these securities from these restrictions at any time.

We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the common stock. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.

We, our directors, executive officers and holders of 5% or more of our common stock have entered into lock-up agreements with respect to our and their respective shares of common stock. As restrictions on resale end, the market price of our common stock could decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them. ThinkEquity, at any time and without notice, may release all or any portion of the shares of common stock subject to the foregoing lock-up agreements entered into in connection with this offering. If the restrictions under the lock-up agreements are waived, approximately 300 million shares of common stock will be available for sale into the market, which could reduce the market value for our common stock.

If we are not able to comply with the applicable continued listing requirements or standards of               ,                could delist our securities.

We have applied to have our common stock listed on              under the symbol “             ” and we anticipate that our common stock will begin trading on                immediately following the completion of this offering. Although, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the                Listing Standards, we cannot assure you that our securities will be, or will continue to be, listed on                   in the future. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. We may not be able to comply with the applicable listing standards and               could delist our securities as a result.

We cannot assure you that our common stock, if delisted from                  , will be listed on another national securities exchange. If our common stock is delisted by                , our common stock would likely trade on the OTC Markets where an investor may find it more difficult to sell our shares or obtain accurate quotations as to the market value of our common stock.

Techniques employed by short sellers may drive down the market price of the common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

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As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the common stock could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the common stock and trading volume could decline.

The trading market for the common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the common stock or publishes inaccurate or unfavorable research about our business, the market price for the common stock would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the common stock to decline.

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering and in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The proceeds could be invested in a way that does not yield a favorable, or any, return for you.

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Holders of the Pre-Funded Warrants will have no rights as shareholders until such holders exercise their Pre-Funded Warrants and acquire our Common Stock.

Until holders of the Pre-Funded Warrants acquire our common stock upon exercise of the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights with respect to the common stock underlying the Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If you purchase shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of the shares of common stock offered hereby will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on an assumed initial public offering price of $   per share, you will experience immediate dilution of $[   ] per share, representing the difference between our net tangible book value per share, after giving effect to this offering, and the assumed initial public offering price. In addition, purchasers of common stock in this offering will have contributed approximately     % of the aggregate price paid by all purchasers of our stock but will own only approximately [    ]% of our common stock outstanding after this offering.

Our Certificate of Incorporation contains anti-takeover provisions that could materially adversely affect the rights of holders of our common stock.

We have adopted an amended certificate of incorporation that contains provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could deprive our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our common stock. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our common stock may fall and the voting and other rights of the holders of our common stock may be materially adversely affected.

We may issue preferred stock with terms that could adversely affect the voting power or value of our common stock.

Our amended certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock with respect to dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or upon the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $10 million, (or approximately $         million if the underwriters exercise their option to purchase additional shares of common stock in full, based on an assumed public offering price of $           per share of common stock or Pre-Funded Warrant) (the last reported closing trading price of our common stock on the OTC Markets on           , 2024), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the Warrants sold in this offering. If all of the Warrants sold in this offering were to be exercised in cash at an exercise price of $           per share, we would receive additional net proceeds of approximately $           million. We cannot predict when or if these Warrants will be exercised.

We plan to use the net proceeds of this offering primarily for the following purpose:

Description of Use of Proceeds	Estimated Amount of Net Proceeds
BESS Project Asset Development (Contractors and Hired Personnel)	$
Development of BESS Projects (pre-construction costs – engineering, permits, etc.)
Working capital
Total	$

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as our plans and prevailing business conditions evolve. The Company does not currently have any specific projects for which it intends to use the proceeds of this offering and anticipates it will attempt to raise project financing for projects in the future. Moreover, none of the proceeds of this offering will be used to pay the BESS Initial Fee or the Solar Initial Fee to Emergen under the Project Management Services Agreement. See – “Project Management Services Agreement.” Predicting the cost necessary to develop product candidates can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may also use the proceeds for potential acquisitions; however, our management has not yet determined the types of businesses that we will target or the terms of any potential acquisitions.

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DIVIDEND POLICY

We have never declared any dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. Any future determination to declare dividends will be subject to the discretion of our Board of Directors and will depend on various factors, including applicable Delaware law, future earnings, capital requirements, results of operations and any other relevant factors. In general, as a Delaware corporation, we may pay dividends out of surplus capital or, if there is no surplus capital, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year.

MARKET FOR COMMON EQUITY AND PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTC Markets under the symbol, “             .” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth trading information for our common stock for the periods indicated, as quoted on the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Low Trading Price *	High Trading Price*
Period	($)	($)

Quarters Ended March 31, 2024 and June 30, 2024
Second Quarter (June 30, 2024)	0.08	0.11
First Quarter (March 31, 2024)	0.06	0.11

Year Ended December 31, 2023
Fourth Quarter (December 31, 2023)	0.02	0.07
Third Quarter (September 30, 2023)	0.03	0.05
Second Quarter (June 30, 2023)	0.02	0.05
First Quarter (March 31, 2023)	0.02	0.07

Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	0.02	0.14
Third Quarter (September 30, 2022)	0.10	0.19
Second Quarter (June 30, 2022)	0.09	0.45
First Quarter (March 31, 2022)	0.07	0.18

Year Ended December 31, 2021
Fourth Quarter (December 31, 2021)	0.08	0.20
Third Quarter (September 30, 2021)	0.16	0.38
Second Quarter (June 30, 2021)	0.06	0.38
First Quarter (March 31, 2021)	0.04	0.16

* The over-the-counter market quotations of the bid prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents, short-term investments, and capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to further reflect the issuance and sale of shares of common stock or Pre-Funded Warrants offered in this offering at an assumed public offering price of $ per share or Pre-Funded warrant, which was the last reported closing trading price of our common stock on the OTC Markets on , 2024 after deducting underwriting discounts, commissions and estimated offering expenses of $ million.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2024
	Actual	Pro Forma
	$	$
Total assets	23,369,884
Total Liabilities	1,123,423
Common stock: $0.001 par value, 1,000,000,000 shares authorized, 714,622,789 shares issued and outstanding at June 30, 2024	714,623
Additional Paid in Capital	24,576,529
Accumulated Deficit	(3,044,694)

Total Shareholders’ Equity	22,246,458
Total Equity	22,246,458
Total Capitalization	22,246,458

Each $1.00 increase (decrease) in the assumed public offering price of $   per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $    , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 shares in the number of shares offered by us at the assumed public offering price of $      per share would increase (decrease) the as adjusted amount of each of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $     .

The number of shares of common stock to be outstanding after this offering is based on 714,622,789 shares of common stock outstanding as of the date of this prospectus and up to                shares of common stock issuable upon the exercise of the Pre-Funded Warrants offered hereby; and up to               shares of common stock issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, which have an exercise price of $                per share and excludes:

● 147,200,000 shares of common stock issuable upon the exercise of outstanding options at June 30, 2024 with an average exercise price $0.72 per share;

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DILUTION

If you invest in the common stock or Pre-Funded Warrants, your interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value of the common stock after this offering. Dilution results from the fact that the public offering price per share of common stock is substantially in excess of the book value per share of common stock attributable to the existing shareholders for our presently outstanding common stock.

Our net tangible book value as of June 30, 2024, was $188,480, or approximately $0.00 per share. Net tangible book value per share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of shares of common stock outstanding.

Our pro forma net tangible book value as of June 30, 2024 was $             or approximately $          per share giving effect to the pro forma adjustments described in “Capitalization”.

	As of June 30, 2024
	Actual	Pro Forma
	$	$
Total Net Tangible Assets	1,147,684
Total Liabilities	1,123,425

Net Tangible Book Value	24,259
Common Shares Outstanding	714,622,789
Net Tangible Book Value per common share	$0.00

After giving further effect to our issuance and sale of             shares of common stock or Pre-Funded Warrants offered in this offering at the assumed public offering price of $            per share or Pre-Funded warrant after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately $           million, or $            per share, to existing shareholders and an immediate dilution in net tangible book value of $        per share, to purchasers of common stock in this offering.

The following table illustrates the dilution on a per share basis at the assumed public offering price per share or Pre-Funded warrant of $           :

Offering without Over-allotment Option
Assumed public offering price per share	$
Net tangible book value per share as of June 30, 2024		$0.00
Pro forma net tangible book value per share as of June 30, 2024	$
Dilution per share to new investors in this offering	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our common stock and other terms of this offering determined at the pricing.

The number of shares of common stock to be outstanding after this offering is based on 714,622,789 shares of common stock outstanding as of June 30, 2024; and up to                shares of common stock issuable upon the exercise of the Pre-Funded Warrants offered hereby; and up to               shares of common stock issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, which have an exercise price of $                per share and excludes:

● 147,200,000 shares of common stock issuable upon the exercise of outstanding options at June 30, 2024 with an average exercise price $0.72 per share;

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management discussion and analysis (“MD&A”) of the financial condition and results of operations of Bitech Technologies Corporation (the “Company,” “Bitech Technologies,” “our” or “we”) is for the years ended December 31, 2023 and 2022 and our unaudited financial statements for the three and six months ended June 30, 2024 included elsewhere in this prospectus. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

The information about us provided in this MD&A, including information incorporated by reference, may contain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws. All statements, other than statements of historical fact, made by us that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal”, or the negative of those words or other similar or comparable words and includes, among others, information regarding: our future business activities; our ability to generate revenues; our need for substantial additional financing to operate our current and future business and difficulties we may face acquiring additional financing on terms acceptable to us or at all; risks related to competition; risks related to our lack of internal controls over financial reporting and their effectiveness; increased costs we are subject to as a result of being a public company in the United States; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements.

Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature, they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks discussed above.

Consequently, all forward-looking statements made in this MD&A and other documents, as applicable, are qualified by such cautionary statements, and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on its behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under securities legislation.

Overview of the Business

We are a technology solution enabler dedicated to providing a suite of green energy solutions with a focus in Battery Energy Storage System (BESS) projects aiming to generate sustainable revenue in BESS operation, while also providing commercial and residential renewable energy solutions, enterprise utility services, public service engagements, and other renewable energy initiatives. We are in the process of becoming a grid-balancing operator by developing and operating a portfolio of BESS projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) and a portfolio of solar energy development projects with a cumulative capacity estimated at 1.415 GW (collectively, the “Development Projects”) that we acquired in connection with the acquisition of Emergen Energy LLC (“Emergen”). We plan to raise the working capital we need to commence the Development Projects.

Practically, we have implemented a business model which the Company anticipates will be both sustainable and profitable by buying electricity from the grid during off-peak hours, when the rates are between 2 cents to 7 cents per kilowatt-hour (kWh). This electricity is then stored in our Battery Energy Storage Systems (BESS) for later use. During peak hours, when the grid prices rise to 10 cents or more per kWh, we then release the stored energy back into the grid. This would allow us to make a profit of several cents per kWh every day through this delta. During specific periods of the year characterized by extreme weather conditions, the grid price may increase to more than $1 per kWh. This can result in a larger profit margin, further increasing profitability. By utilizing renewable energy sources and efficient storage systems, Bitech not only benefits financially but also contributes towards reducing carbon emissions. This smart approach of buying low and selling high to our intended local energy buyers enables Bitech to support the grid’s demand during peak hours while reducing its reliance on traditional fossil fuels. Through strategically planned interconnection agreements with various Independent System Operators (ISOs), we plan to distribute energy from our planned BESS facilities to local energy consumers who operate both electric transmission and distribution systems.

In February 2024, Canary Media issued a report stating that Texas will add more grid batteries in any other states in 2024. Due to its affordable land and thriving market, which are highly desirable for energy storage companies, the state of Texas is expected to surpass California in battery installations this year. In May 2024, the media company added that Texas rolled into 2024 with some 5.1 gigawatts of energy storage online, second only to mighty California. However, the U.S. Energy Information Administration (EIA) predicts Texas will complete another 6.4 gigawatts this year, outstripping California’s 5.2 gigawatts of new construction.

We are the project owner of 23 utility-scale BESS projects totaling 1.965 GW following our transaction with Emergen in April 2024. Emergen, our wholly owned subsidiary, controls an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline. To implement our projects for sustainable revenue generation, we plan to use leading edge BESS equipment and EMS control to store excess energy in batteries during off-peak hours when it is inexpensive and dispatch it during peak hours when prices are highest, and this is the core of our business operation. This business not only benefits utility entities by boosting their bottom line but also has a significant impact on reducing carbon emissions and generating sustainable revenue. In addition, our Bitech Smart Energy Solutions provide an extensive array of system integrations for renewable energy applications. These include Energy Management Systems (EMS), which enables efficient management of energy usage, Energy Storage Systems that store surplus energy for later use, and Smart Power Devices that control the flow of energy in households and commercial buildings for renewable solutions, enterprise utility services, and public service engagements.

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Emergen Energy LLC BESS Projects:

Projects (2) (3) (4) (5) (6)	County	State	Zone	BESS (MWac)	BESS (MWhr)	Site Control	Estimated Permitting Complete	Estimated Cost of Project
Redbird BESS (1)	Fort Bend	TX	ERCOT-Houston	100	400	LOI (7)	65%	$160,000,000
Wildfire BESS (1)	Caldwell	TX	ERCOT-South	100	400	LOI (7)	45%	$160,000,000
Friendship	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Lady Bird	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Longhorn	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Pecan	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Prickly Pear	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Yellow Rose	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
Bright Light	Llano	TX	ERCOT/West	60	240	LOI (7)	35%	$100,000,000
TPLT 1-10 BESS	El Paso	TX	ERCOT/West	100	400	(8)	25%	$160,000,000
WR Ranch TX BESS 1	El Paso	TX	ERCOT/North	120	480	(8)	25%	$185,000,000
TOTAL				840	3,360

TPL EPE	El Paso	TX	WECC	25	100	(8)	25%	$55,000,000
X-One Solar Ranch 1	Mohave	AZ	WECC	100	400	(8)	25%	$160,000,000
Dunton Ranch 1	Mohave	AZ	WECC	100	400	(8)	25%	$160,000,000
Aldahra Farm 1	Maricopa	AZ	WECC	100	400	(8)	25%	$160,000,000
Aldahra Farm 2	Maricopa	AZ	WECC	100	400	(8)	25%	$160,000,000
TOTAL				425	1,700

BL PJM BESS 1	Smyth	VA	PJM	50	200	(8)	25%	$90,000,000
BL PJM BESS 2	Huntingdon	PA	PJM	50	200	(8)	25%	$90,000,000
TOTAL				100	400

Gibbs Ranch BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
Gibbs Ranch BESS 2	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TG BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TG BESS 2	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
Neighbors BESS 1	DeSoto Parish	LA	MISO	120	480	(8)	25%	$185,000,000
TOTAL				600	2,400
TOTAL MWac				1,965	7,860

(1) At 15% Engineering complete with 30% attainable in 45 days. At Project Financing, Engineering will be with third party contractor.

(2) Battery and connection component procurement is expected to be 6 to 9 months

(3) Project Construction is expected to be 2-3 months, after procurement arrives.

(4) No Project Financing is currently secured for these projects

(5) No contractual arrangements have been executed with third parties to construct.

(6) No contractual arrangements have been executed with customers.

(7) Letter of Intent (LOI) for land lease executed

(8) Pre-LOI for land lease

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Corporate History

Bitech Technologies Corporation was incorporated under the laws of Delaware on March 4, 1998. The Company acquired Bitech Mining Corporation on March 31, 2022 pursuant to a Share Exchange Agreement. Pursuant to the Share Exchange Agreement we acquired an aggregate of 94,312,250 shares of Bitech Mining’s common stock representing 100% of the issued and outstanding shares of Bitech Mining in exchange for an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock. Effective June 27, 2022, each share of Series A Preferred Stock automatically converted into 53.975685 shares (an aggregate of 485,781,168 shares) of the Company’s Common Stock upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000. Upon conversion of the Series A Preferred Stock, the former share owners of Bitech Mining held, in the aggregate, approximately 96% of the issued and outstanding shares of the Company’s capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results. The Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 29, 2022 to change its name to Bitech Technologies Corporation.

On April 24, 2024 (the “Closing”) the Company completed the acquisition of Emergen in accordance with the MIPA whereby the Company issued 222,222,000 unregistered shares of its common stock to Emergen’s sole member, C&C Johnson Holdings LLC (“C&C”) in exchange for 100% of Emergen’s equity interests. C&C is controlled by Cole Johnson who became our President and a director following the Closing as well as the President of the Company’s BESS and Solar Divisions. In addition, Emergen became a wholly-owned subsidiary of the Company with C&C’s owning approximately 31.3% of the Company’s issued and outstanding shares of the Company’s capital stock.

Emergen holds certain contractual and other rights to develop a portfolio of battery energy storage system (“BESS”) projects identified in the MIPA with a cumulative storage capacity estimated at 1.965 gigawatts (GW) upon completion of the construction of such project (the “BESS Development Projects”) and rights to develop a portfolio of solar energy development projects with a cumulative capacity estimated at 1.415 GW upon completion of construction of such project (the “Solar Development Projects,” together with the BESS Development Projects, collectively, the “Development Projects”). Following the Closing, the Company will take all commercially reasonable steps necessary to uplist the Company to the NASDAQ stock exchange.

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The following agreements were entered into on the date of Closing as provided for in the MIPA:

Project Management Services Agreement

At the Closing, the Company and Emergen entered into a Project Management Services Agreement (the “PMSA”) with Energy Independent Partners LLC (“Energy Independent Partners”), an entity owned or controlled by Mr. Johnson. Pursuant to the terms of the PMSA, Energy Independent Partners is obligated to provide the following project management services in connection with the development and operation of each of the Development Projects (collectively, the “Services”): (i) assist as needed with qualifying the Development Projects for financing; (ii) assist as needed with obtaining all permits required for development of the Development Projects which have sufficient rights to use all necessary real property, and for which the applicable draft interconnection agreement has been received for the Development Projects (“RTB (Ready to Build) Status”); and (iii) if Emergen foregoes the development of a Development Project, Energy Independent Partners will assist the Company as needed with marketing the Development Project to a third party or develop and retain the Development Project outside of Emergen. The PMSA was amended on August 12, 2024 to clarify the payment of certain fees to Emergen under the PMSA.

Payment for Service. The Issuer agreed to pay Energy Independent Partners the following fees for providing the Services:

BESS Development Fees. The sum of (i) $9,825,000 for prior actions of affiliates of Energy Independent Partners with respect to the BESS Development Projects (the “BESS Initial Fee”); and (ii) $0.03 per watt for each applicable BESS Development Project, subject to such BESS Development Project achieving RTB Status (as to each BESS Development Project, the “BESS RTB Fee”). The BESS Initial Fee and the BESS RTB Fees are referred to collectively as the “BESS Development Fees”.

Solar Development Fees. The sum of (i) $19,200,000 for prior actions of affiliates of Energy Independent Partners with respect to the Solar Development Projects (the “Solar Initial Fee”); and (ii) $0.03 per watt for each applicable Solar Development Project, subject to such Solar Development Project achieving RTB Status (as to each Solar Development Project, the “Solar RTB Fee”). The Solar Initial Fee and the Solar RTB Fees are referred to collectively as the “Solar Development Fees”.

Other Development Fees. For each other renewable energy development asset held by the Company, which are neither BESS Development Projects nor Solar Development Projects, located in the United States in which the Company engages during the term of the PMSA (the “Other Development Projects”), the Company shall pay Energy Independent Partners the higher of either (a) fifty percent (50%) of the gross margin or (b) $0.02 per watt in cash, subject to such Other Development Project achieving RTB Status (the “Other Development Fees”).

Timing of Payment of Fees

The BESS Initial Fee and the Solar Initial Fee under the PMSA, as amended, shall be due and payable upon (i) Bitech consummates project financing directly related to and collateralized by BESS Projects of at least $5 million, specifically excludes any general public or private offerings by the Company, including this offering, not directly related to financing a BESS Project, and (ii) when the Redbird BESS project has achieved land agreements, which shall include, but is not limited to, an option agreement, letter of intent, or lease agreement. Subject to (i) and (ii) above, the BESS Initial Fee shall equate to $9,825,000.00 and the Solar Initial Fee shall equate to $19,200,000.00, for a total of $29,025,000.00, which shall be paid in three (3) equal portions to EIP per any three (3) BESS Projects achieving land agreements, which shall include, but is not limited to, an option agreement, letter of intent, or lease agreement. Upon the sale of any of the BESS Projects or Solar Projects the appropriate portion of the BESS Initial Fee or the Solar Initial Fee that is paid to EIP shall be deducted from the amount still due proportionately among the BESS Projects or Solar Projects not yet accepted by the financing party for Development Fees.

Acceleration of Payment Clause: Within ninety (90) days (i) of the effective date of a Change of Control or (ii) the removal of Cole W. Johnson as an employee or consultant to Emergen and/or the head of the BESS and Solar Division of Bitech, any remaining BESS Initial Fee and Solar Initial Fee shall become due and payable. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (x) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company); (y) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation; or (z) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

If any Development Projects pursuant to the Agreement are sold by Emergen to a third-party then EIP would be due the lesser of: (i) any unpaid Initial Fee and Development Fee or (ii) 62.5% of the proceeds less any Initial Fees previously paid.

Subject to the requirements as set forth in the PMSA, the BESS RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable BESS Development Project to be able to pay such BESS RTB Fees. Subject to the requirements as set forth in the PMSA, the Solar RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable Solar Development Project to be able to pay such Solar RTB Fees.

Payment for Sale of Development Projects. In the event the Company decides not to proceed with any Development Project(s), the Company may elect to sell such Development Project(s) to one or more third parties. In such event, the Company and Energy Independent Partners agree to a sales price for the applicable Development Project being sold, and provided that the parties to the PMSA agree that any sale agreement for such Development Projects shall provide that the buyer thereof shall remain obligated to pay to Energy Independent Partners the BESS Development Fees and/or the Solar Development Fee(s), as applicable, to the extent not already paid by the Company hereunder, unless otherwise agreed upon by the Company and Energy Independent Partners.

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Termination. The PMSA may be terminated at any time prior to the expiration of its term: (a) by the mutual written consent of the parties; (b) by the Company if Energy Independent Partners has violated or breached any of the covenants or agreements of Energy Independent Partners set forth therein, or any of the representations or warranties of Energy Independent Partners set forth in the PMSA has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by Energy Independent Partners, within 20 business days after receipt by Energy Independent Partners of written notice thereof from the Company; (c) by Energy Independent Partners if the Company or Emergen has violated or breached any of the covenants or agreements of the Company or Emergen set forth in the PMSA, or any of the representations or warranties of the Company or Emergen set forth in the PMSA has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by the Company or Emergen, within 20 business days after receipt by the Company of written notice thereof from Energy Independent Partners; or (d) by any party, if a court of competent jurisdiction or other governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Combination or the transactions contemplated by the PMSA and such order or action shall have become final and nonappealable. Any of the Parties has a right to seek specific performance of the other parties’ obligations under the PMSA in lieu of its right to terminate the agreement.

Indemnification. Subject to certain limitations provided for in the PMSA, each of the parties to the PMSA mutually agreed to indemnify and hold harmless each other and each of their affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees to the fullest extent permitted by applicable law, against and in respect of any and all losses incurred or sustained by such party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the other party contained in the PMSA or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of the other party or any of their representatives.

On June 30, 2022 (the “Effective Date”), we completed the sale of all of the assets of our wholly owned subsidiary Quad Video Halo, Inc. (“Quad Video”) pursuant to the terms of an Asset Purchase Agreement entered into among Quad Video, Quad Video Holdings Corporation (“Quad Holdings”) and Peter Dalrymple, a former officer, director and substantial shareholder of the Company (“Dalrymple,” together with Quad Holdings, collectively, the “Buyers”) dated as of the Effective Date (the “Quad Video APA”). Pursuant to the terms of the Quad Video APA, Quad Video sold all of its assets to Quad Holdings which included its accounts receivables, fixed assets, intangible assets and all customer lists associated with Quad Video’s business (the “Quad Video Assets”).

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

Critical Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Conditions and Results of Operations is based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. A description of our critical accounting policies and related judgments and estimates that affect the preparation of our financial statements is set forth in our audited consolidated financial statements for the year ended December 31, 2023. Such policies are unchanged.

New Accounting Standards

There were no new standards recently issued which would have an impact on our operations or disclosures.

Results of Operations

Comparison of the three month period ended June 30, 2024 with the three month period ended June 30, 2023.

The Company has generated no revenues from its primary business for the three months ended June 30, 2024 and June 30, 2023.

During the three months ended June 30, 2024, we incurred $822,900 of general and administrative expenses compared to $222,429 for the same period in 2023. General and administrative expenses have increased primarily related to approximately $494,000 of non-cash stock compensation expense and approximately $70,000 legal fees related to the Emergen Acquisition and $83,000 contractor fees related to the Emergen projects. We have booked $943,500 deferred revenue related to cash received for the sale of certain solar projects originally acquired as part of the Emergen Acquisition.

As a result of the foregoing, we had net loss of ($822,900) for the three months ended June 30, 2024, compared to a net loss of ($222,429) for the three months ended June 30, 2023.

Comparison of the six month period ended June 30, 2024 with the six month period ended June 30, 2023.

The Company has generated minimal revenues from its primary business for the six months ended June 30, 2024 and June 30, 2023.

During the six months ended June 30, 2024, we incurred $1,136,735 of general and administrative expenses compared to $461,507 for the same period in 2023. General and administrative expenses the six months ended June 30, 2024 have increased primarily related to $588,000 of non-cash stock compensation expense and the increases in the six months ended June 30, 2024 of approximately $70,000 legal fees related to the Emergen Acquisition and $83,000 contractor fees related to the Emergen projects. We have booked $943,500 deferred revenue related to cash received for the sale of certain solar projects originally acquired as part of the Emergen Acquisition.

As a result of the foregoing, we had net loss of ($1,136,407) for the six months ended June 30, 2024, compared to a net loss of ($454,507) which included $7,000 other income to offset the general and administrative expenses for the six months ended June 30, 2023.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

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Liquidity and Capital Resources

As of June 30, 2024 and December 31, 2023, we had total current liabilities of $1,123,426 and $35,229, respectively, and current assets of $1,147,684 and $163,417, respectively, to meet our current obligations. As of June 30, 2024, we had working capital of $24,258, a decrease of working capital of $103,930 as compared to December 31, 2023, driven primarily by $943,500 deferred revenue recorded related to cash provided from the sale of solar projects and cash used in operations offset by $396,000 from the sale of common stock.

For the six months ended June 30, 2024, cash provided by operations was $599,267 which primarily included the deferred revenue payment of $943,500 offset by the net loss of approximately ($1,360,000) after adjustments for stock based compensation, $588,080, and stock issued for services, $48,397.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of June 30, 2024, cash generated from financing activities was not sufficient to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational and development costs to develop and construct our planned BESS and Solar projects that are part of the Development Project rights we acquired upon completion of the acquisition of Emergen. As the Development Projects are in their early phase of development, we have not determined the amount of capital needed to complete their development or operate them until sufficient cash is generated from their operations. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations, to make planned capital expenditures, to execute on the development and commercialization of the Development Projects depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Comparison of the years ended December 31, 2023 and 2022.

We have generated minimal revenues for the year ended December 31, 2023 and no revenues from its primary business for the year ended December 31, 2022. The Company generated $7,000 of other income for the year ended December 31, 2023 not related to its primary business. We invoiced and collected $26,197 from our QVH legacy business and recorded other income of $50,275 generated from accounts receivable previously written-off as uncollectible for the year ended December 31, 2022.

During the year ended December 31, 2023, we incurred $819,001 of general and administrative expenses compared to $888,106 for the same period in 2022. General and administrative expenses have decreased during 2023 compared to 2022 as the Company moves from development stage to revenue generation and keeps overhead lean.

As a result of the foregoing, we had net loss of ($811,693) for the year ended December 31, 2023, compared to a net loss of ($811,635) for the year ended December 31, 2022.

Working Capital

The calculation of Working Capital provides additional information and is not defined under GAAP. We define Working Capital as current assets less current liabilities. This measure should not be considered in isolation or as a substitute for any standardized measure under GAAP. This information is intended to provide investors with information about our liquidity.

Other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Liquidity and Capital Resources

As of December 31, 2023 and December 31, 2022, we had total current liabilities of $35,229 and $11,397, respectively, and current assets of $163,417 and $210,723, respectively, to meet our current obligations. As of December 31, 2023, we had working capital of $128,188, a decrease of working capital of $71,138 as compared to December 31, 2022, driven primarily by cash used in operations.

For the year ended December 31, 2023, cash used in operations was ($457,806) which primarily included the net loss of ($811,693) partially offset by $147,455 related to the issuance of common stock for services and $180,600 related to a stock option issued as compensation.

We have a history of operating losses. We have not yet achieved profitable operations and expect to incur further losses. We have funded our operations primarily from equity financing. As of December 31, 2023, cash generated from financing activities was not sufficient to fund our growth strategy in the short-term or long-term. The primary need for liquidity is to fund working capital requirements of the business, including operational expenses in connection with our efforts to become a provider of a suite of green energy solutions and to fund the development projects we expect to pursue following completion of the acquisition of Emergen. The primary source of liquidity has primarily been private financing transactions. The ability to fund operations and pursue these opportunities and projects within the green energy industry depends on our ability to raise funds from debt and/or equity financing which is subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

Off-Balance Sheet Arrangements

As of the date of this Prospectus, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

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BUSINESS

Overview

Bitech Technologies Corporation (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it amended to its Certificate of Incorporation on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We are a renewable technology solution enabler dedicated to providing a suite of green energy solutions with a focus in Battery Energy Storage System (BESS) projects aiming to generate sustainable revenue in BESS operation, while also providing commercial and residential renewable energy solutions, enterprise utility services, public service engagements, and other renewable energy initiatives. We are in the process of becoming a grid-balancing operator by developing and operating a portfolio of BESS projects with a cumulative storage capacity estimated at 1.965 gigawatts (“GW”) and a portfolio of solar energy development projects with a cumulative capacity estimated at 1.415 GW (collectively, the “Development Projects”) that we acquired in connection with our acquisition of Emergen Energy LLC (“Emergen”). We plan to raise the working capital we need to commence the Development Projects. See Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.

Core Business in Battery Energy Storage Systems (BESS)

Our core business plan is focused on sustainable revenue growth through the successful commercialization of our BESS and solar projects, following our recent acquisition of Emergen Energy LLC. This acquisition has given us control over an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline, each of which are strategically located in various ISO’s we are currently collaborating with. In addition to these large utility-scale projects, we are actively exploring potential joint ventures and partnerships with operating partners to generate further revenue streams from our BESS operations. Our Technology Enabler Solutions division is also expected to contribute significantly to our revenue growth through in-house technology innovations and strategic mergers and acquisitions targeting specific green energy applications. These initiatives align with our overall strategy of developing utility-scale renewable energy projects to meet the growing demand for sustainable energy solutions with emphasis in microgrid as strategic unique approach on the market.

Equipment Suppliers

The Company has engaged in extensive discussions with multiple advanced Tier 1 battery energy storage system (BESS) suppliers and other major equipment providers. These potential suppliers bring several benefits to the table, including a strong emphasis on safety, cost-effectiveness, and a long lifespan for their products. Additionally, many of these suppliers offer product warranties, providing added assurance to our customers. At this time, no definitive supplier agreements have been signed but contracts are in final negotiations.

Energy Purchasing Customers

The Company has taken a proactive approach in expanding its energy business by engaging in thorough discussions with local utility suppliers. These suppliers are key players in the region’s energy infrastructure, operating both electric transmission and distribution systems. They boast advanced grid infrastructure and provide electricity and natural gas services to millions of customers across multiple states including Texas, Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, Midwest and South regions such as Ohio and West Virginia. By building strong partnerships with these suppliers, the Company aims to enhance its presence in the energy market and provide reliable and efficient services to a wider range of customers. The discussions between the two parties have been geared towards identifying opportunities for collaboration and potential investments that will benefit both companies as well as contribute to the overall development of the energy sector in the region.

Collaboration with Independent System Operators (ISOs)

Our primary BESS customers are key players in the energy industry, such as utility companies, who operate within regions covered by major entities like the Electric Reliability Council of Texas (ERCOT), California Independent System Operator (CAISO), Western Electricity Coordination Council (WECC), Midcontinent Independent System Operator (MISO), and PJM Interconnection (PJM). These are some of the largest and most influential organizations in the United States responsible for managing the transmission and distribution of electricity. They play a critical role in ensuring reliable access to power for millions of people. Our BESS systems can provide utility companies with valuable tools for selling and buying stored energy, improving their overall efficiency and resiliency. By partnering with these leading ISO’s, we can help drive the widespread adoption of sustainable energy solutions across various regions, ultimately working towards a more sustainable future.

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BESS Market

The Battery Energy Storage Systems (BESS) industry is young but has experienced significant growth in the United States, driven by the integration of renewable energy, the need for grid stability, and various economic and policy incentives. According to Energy Storage News in March 2024, BESS installations “surged” with a 96% increase in cumulative capacity in 2023.

According the EIA (U.S. Energy Information Administration) report in January 2024, the U.S. battery storage capacity has been growing since 2021 and could increase by 89% by the end of 2024 if developers bring all of the energy storage systems they have planned on line by their intended commercial operation dates. Developers currently plan to expand U.S. battery capacity to more than 30 gigawatts (GW) by the end of 2024, a capacity that would exceed those of petroleum liquids, geothermal, wood and wood waste, or landfill gas.

Battery Energy Storage Systems (BESS) play a crucial role in managing the grid, and their importance is expected to increase as more electrification and AI data centers are installed across the United States and the world. In June 2024, Bloomberg data revealed electricity demands from AI data centers are outstripping the available power supply in many parts of the world as AI wreaks havoc on global power systems. The sharp increase in demand for AI clusters has resulted in a notable emphasis on data center capacity, placing significant strain on the power grid, generation capabilities, and environmental concerns. With this surge in demand for electricity, there is a corresponding need for efficient storage systems to balance supply and demand on the grid. The current benefits of BESS towards the grids are as follows:

●	Grid Stability: BESS provides grid stabilization by balancing supply and demand, reducing the likelihood of blackouts and enhancing the reliability of the electrical grid.
●	Renewable Energy Integration: BESS allows for the efficient integration of renewable energy sources like solar and wind by storing excess energy and releasing it when needed.
●	Peak Shaving: BESS helps reduce peak demand charges for utilities and consumers by discharging stored energy during high-demand periods.
●	Reduction of Fossil Fuel Dependence: By enabling more renewable energy use, BESS decreases the reliance on fossil fuel-based power generation, reducing greenhouse gas emissions.
●	Emergency Backup: BESS provides critical backup power during emergencies and natural disasters, ensuring continuous power supply for essential services.

As we progress towards optimizing BESS operations for the future, several advantages become apparent:

●	Grid Decentralization: Future BESS deployments will support a more decentralized grid, empowering local communities with greater energy independence and resilience.
●	Cost Reduction: Advances in battery techs and economies of scale will continue to drive down the costs of BESS, making it more accessible and cost-effective for widespread use.
●	Enhanced Renewable Penetration: With improved storage capabilities, BESS will support even higher levels of renewable energy penetration, facilitating the transition to a fully renewable energy grid.
●	Electric Vehicle (EV) Integration: BESS will play a crucial role in managing the increased demand from EVs, enabling efficient charging infrastructure and energy management.

The BESS market is projected to grow exponentially, making it a massive and lucrative market. However, despite its rapid growth, there are currently not many players involved in this sector. Management believes this situation presents an opportunity for companies with extensive development and operating experience like Bitech today to enter and capitalize on this expanding market. As the US continues to transition towards cleaner energy sources, BESS systems will become even more critical in ensuring a stable and resilient power grid while reducing carbon emissions. We believe it is an exciting time for the BESS industry with immense potential for growth and innovation.

A report released in May 2024 by Aurora Energy Research on the use of Battery Energy Storage Systems (BESS) in the ERCOT Market stated that these facilities have played a crucial role in Texas’ energy supply by providing dependable and affordable power during periods of high demand.

In February 2024, Canary Media issued a report stating that Texas will add more grid batteries in any other states in 2024. Due to its affordable land and thriving market, which are highly desirable for energy storage companies, the state of Texas is expected to surpass California in battery installations this year. In May 2024, the media company added that Texas rolled into 2024 with some 5.1 gigawatts of energy storage online, second only to mighty California. However, the U.S. Energy Information Administration (EIA) predicts Texas will complete another 6.4 gigawatts this year, outstripping California’s 5.2 gigawatts of new construction.

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We are the project owner of 23 utility-scale BESS projects totaling 1.965 GW following our acquisition of Emergen Energy LLC (“Emergen”) in April 2024. Emergen, our wholly-owned subsidiary currently controls an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline. To implement our projects for sustainable revenue generation, we plan to use leading edge BESS equipment and EMS control to store excess energy in batteries during off-peak hours when it is inexpensive and dispatch it during peak hours when prices are highest, and this is the core of our business operation. We believe this business not only benefits utility entities by boosting their bottom line but also has a significant impact on reducing carbon emissions and generating sustainable revenue. In addition, our Bitech Smart Energy Solutions provide an extensive array of system integrations for renewable energy applications. These include Energy Management Systems (EMS), which enables efficient management of energy usage, Energy Storage Systems that store surplus energy for later use, and Smart Power Devices that control the flow of energy in households and commercial buildings for renewable solutions, enterprise utility services, and public service engagements.

Management believes our extensive experience in BESS development puts us in a favorable position to capitalize on the industry’s rapid growth. Additionally, we believe our in-house Power Desk team can monitor the energy market around the clock to optimize our operational activities, thus giving us some competitive advantage in projecting BESS project values and forecasting future prices. Furthermore, we believe our breadth of legislative authority relationships across multiple regional Independent System Operators (ISOs) can enable us to effectively capture and utilize investment tax credits (ITC) of up to 50% capital expenditure of projects to accelerate return on investment (ROI) for the Company and our investors. We trust these strategic strengths allow us to stay ahead of the curve to deliver sustainable energy storage revenues once reaching the project commercial operation dates as the lithium-ion batteries or other new-technology batteries we plan to use in our projects can last well over a decade. We also consider potential joint ventures with capital partners with renewable operating experience to accelerate our revenue growth plan toward reaching commercial operation dates (COD) of several flagship projects in our BESS pipeline

In addition, as a new technology enabler, we offer an array of advanced green energy technology solutions embedded with advanced BESS application for enterprises with projects applying our in-house technology innovation using system integration approach, aiming to generate scalable technology revenue.

Recent Developments

On April 14, 2024, the Company, Emergen Energy LLC, a Delaware limited liability company (“Emergen”), Bridgelink Development, LLC, a Delaware limited liability company (“Bridgelink”) and C & C Johnson Holdings LLC, the sole member of Bridgelink (“C&C”) entered into a Membership Interest Purchase Agreement (the “MIPA”) (the “Business Combination”).

On April 24, 2024 (the “Closing”) the Company completed the acquisition of Emergen pursuant to the MIPA whereby the Company issued 222,222,000 unregistered shares of its common stock to Emergen’s sole member, C&C Johnson Holdings LLC (“C&C”) in exchange for 100% of Emergen’s equity interests. C&C is controlled by Cole Johnson who became our President and a director following the Closing as well as the President of the Company’s BESS and Solar Divisions. In addition, Emergen became a wholly owned subsidiary of the Company with C&C’s owning approximately 31.3% of the Company’s issued and outstanding shares of the Company’s capital stock.

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Emergen holds certain contractual and other rights to develop a portfolio of battery energy storage system (“BESS”) projects identified in the MIPA with a cumulative storage capacity estimated at 1.965 gigawatts (GW) upon completion of the construction of such project (the “BESS Development Projects”) and rights to develop a portfolio of solar energy development projects with a cumulative capacity estimated at 3.840 GW upon completion of construction of such project (the “Solar Development Projects,” together with the BESS Development Projects, collectively, the “Development Projects”). Following the Closing, the Company will take all commercially reasonable steps necessary to uplist the Company to the NASDAQ stock exchange.

Through Emergen, Bitech management will determine which projects will be developed and when, how financing arrangements will be pursued and accepted, and whether a project may be sold instead of developed, and the criteria for establishing the sale price.

Emergen was formed on April 4, 2024 and had no operating activity but held certain contractual and other rights to develop the Development Projects. The Development Projects were assigned to Emergen on April 23, 2024 with no cost basis and deemed to be intangible

From an accounting perspective, we treated the transaction as an acquisition of assets versus a business combination due to the lack of any operations. Also, the projects that were purchased in the acquisition were deemed to not be tangible assets under FASB 805-10-20 and hence the value given for the projects was recorded as goodwill in the second quarter of 2024. The Company valued the transaction at the value of 22,222,200, the value of the restricted stock issued as consideration to Emergen. Emergen had no liabilities associated with it at the time of the transaction.

On May 30, 2024, Emergen entered into a Project Sale Agreement (“Agreement”) with Bridgelink for an estimated 2.425 GW of Emergen’s estimated 3.840 GW of solar energy development projects. Bridgelink has sold these greenfield projects, along with projects in its own portfolio, to an unrelated third party (“Purchaser”) which also executed that agreement on May 30, 2024. The total amount to be received by Emergen for the projects sold to Bridgelink is $19,400,000, provided the projects achieve a Point of Interconnection and subsequently obtain all Necessary Land Rights. Bridgelink retains the option to transfer or return certain or all projects within ten (10) days written notice to Emergen . A deposit from Bridgelink will be received within five business days of the execution of the agreement for $943,500 and Emergen will pay 62.5% ($589,687.50) to Energy Independent Partners LLC, a Delaware limited liability company, (“EIP”) in accordance with the Project Management Services Agreement by and between (i) Bitech; (ii) Emergen; and (iii) EIP and the remaining 37.5% (353,812.50) of the proceeds shall remain with Emergen. The remaining proceeds of $18,456,500 shall be received within five business days of when Bridgelink receives milestone payments from the Purchaser for these projects.

The following agreements were entered into on the date of Closing as provided for in the MIPA:

Project Management Services Agreement

At the Closing, the Company and Emergen entered into a Project Management Services Agreement (the “PMSA”) with Energy Independent Partners LLC (“Energy Independent Partners”), an entity owned or controlled by Mr. Johnson. Pursuant to the terms of the PMSA, Energy Independent Partners is obligated to provide the following project management services in connection with the development and operation of each of the Development Projects (collectively, the “Services”): (i) assist as needed with qualifying the Development Projects for financing; (ii) assist as needed with obtaining all permits required for development of the Development Projects which have sufficient rights to use all necessary real property, and for which the applicable draft interconnection agreement has been received for the Development Projects (“RTB Status”); and (iii) if Emergen foregoes the development of a Development Project, Energy Independent Partners will assist the Company as needed with marketing the Development Project to a third party or develop and retain the Development Project outside of Emergen.

Payment for Service. The Issuer agreed to pay Energy Independent Partners the following fees for providing the Services:

BESS Development Fees. The sum of (i) $9,825,000 for prior actions of affiliates of Energy Independent Partners with respect to the BESS Development Projects (the “BESS Initial Fee”); and (ii) $0.03 per watt for each applicable BESS Development Project, subject to such BESS Development Project achieving RTB Status (as to each BESS Development Project, the “BESS RTB Fee”). Currently, the Company is focusing on developing the BESS projects and the total fees related to all 23 of the BESS projects would be the $0.03 per watt multiplied by the estimated capacity 1.965 GW (1,965,000,000 watts) or approximately $59 million. The BESS Initial Fee and the BESS RTB Fees are referred to collectively as the “BESS Development Fees”.

Solar Development Fees. The sum of (i) $19,200,000 for prior actions of affiliates of Energy Independent Partners with respect to the Solar Development Projects (the “Solar Initial Fee”); and (ii) $0.03 per watt for each applicable Solar Development Project, subject to such Solar Development Project achieving RTB Status (as to each Solar Development Project, the “Solar RTB Fee”). The Solar projects still in the Emergen portfolio have an estimated capacity of 1.415 GW and would have an RTB fee of approximately $42 million if developed. The Solar Initial Fee and the Solar RTB Fees are referred to collectively as the “Solar Development Fees”.

Other Development Fees. For each other renewable energy development asset held by the Company, which are neither BESS Development Projects nor Solar Development Projects, located in the United States in which the Company engages during the term of the PMSA (the “Other Development Projects”), the Company shall pay Energy Independent Partners the higher of either (a) fifty percent (50%) of the gross margin or (b) $0.02 per watt in cash, subject to such Other Development Project achieving RTB Status (the “Other Development Fees”).

Timing of Payment of Fees

The BESS Initial Fee and the Solar Initial Fee shall be due and payable upon (i) Bitech, or any of its Affiliates, receiving Financing, and (ii) when the “Redbird BESS” project, identified in Exhibit A, has achieved land agreements, which shall include, but is not limited to, an option agreement, letter of intent, or lease agreement. Subject to (i) and (ii) herein and above, the BESS Initial Fee shall equate to $9,825,000 and the Solar Initial Fee shall equate to $19,200,000, which totals $29,025,000, which the total shall be paid in three (3) equal portions to EIP per any three (3) BESS Projects achieving land agreements, which shall include, but is not limited to, an option agreement, letter of intent, or lease agreement. Upon the sale of any of the BESS Projects or Solar Projects the appropriate portion of the BESS Initial Fee or the Solar Initial Fee that is paid to EIP shall be deducted from the amount still due proportionately among the BESS Projects or Solar Projects not yet accepted by the financing party for Development Fees.

These fees will be recorded as liabilities once the above contingencies and milestones are met, the most important being that of appropriate project financing enabling payment of these fees.

Acceleration of Payment Clause: Within ninety (90) days (i) of the effective date of a Change of Control or (ii) the removal of Cole W. Johnson as an employee or consultant to Emergen and/or the head of the BESS and Solar Division of Bitech, any remaining BESS Initial Fee and Solar Initial Fee shall become due and payable. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (x) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company); (y) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation; or (z) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

If any Development Projects pursuant to the Agreement are sold by Emergen to a third-party then EIP would be due the lesser of: (i) any unpaid Initial Fee and Development Fee or (ii) 62.5% of the proceeds less any Initial Fees previously paid.

Subject to the requirements as set forth in the PMSA, the BESS RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable BESS Development Project to be able to pay such BESS RTB Fees. Subject to the requirements as set forth in the PMSA, the Solar RTB Fees shall be payable at the time that Bitech has obtained project financing with respect to the applicable Solar Development Project to be able to pay such Solar RTB Fees.

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The timing and other requirements for the payment of Other Development Fees shall be as agreed in writing by the parties to the PMSA via an addendum to the PMSA prior to the parties undertaking such Other Development Projects.

Subject to the terms and conditions of the PMSA, in addition to the other requirements therein, payment of the BESS RTB Fees, the Solar RTB Fees and any Other Development Fees is further contingent upon Cole W. Johnson (a) remaining an employee or consultant to Emergen and/or the head of the BESS and Solar Division of the Company and/or (b) as an interest owner in the Energy Independent Partners during the period of time in which the applicable BESS RTB Fees, the Solar RTB Fees or Other Development Fees are payable. Subject to the foregoing, the BESS RTB Fees, the Solar RTB Fees or Other Development Fees are payable within ten (10) days of satisfaction of the conditions to payment as discussed above.

Payment for Sale of Development Projects. In the event the Company decides not to proceed with any Development Project(s), the Company may elect to sell such Development Project(s) to one or more third parties. In such event, the Company and Energy Independent Partners agree to a sales price for the applicable Development Project being sold, and provided that the parties to the PMSA agree that any sale agreement for such Development Projects shall provide that the buyer thereof shall remain obligated to pay to Energy Independent Partners the BESS Development Fees and/or the Solar Development Fee(s), as applicable, to the extent not already paid by the Company hereunder, unless otherwise agreed upon by the Company and Energy Independent Partners.

Termination. The PMSA may be terminated at any time prior to the expiration of its term: (a) by the mutual written consent of the parties; (b) by the Company if Energy Independent Partners has violated or breached any of the covenants or agreements of Energy Independent Partners set forth therein, or any of the representations or warranties of Energy Independent Partners set forth in the PMSA has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by Energy Independent Partners, within 20 business days after receipt by Energy Independent Partners of written notice thereof from the Company; (c) by Energy Independent Partners if the Company or Emergen has violated or breached any of the covenants or agreements of the Company or Emergen set forth in the PMSA, or any of the representations or warranties of the Company or Emergen set forth in the PMSA has become inaccurate or untrue, which violation, breach, inaccuracy or untruth, if reasonable capable of cure, has not been cured by the Company or Emergen, within 20 business days after receipt by the Company of written notice thereof from Energy Independent Partners; or (d) by any party, if a court of competent jurisdiction or other governmental authority shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Combination or the transactions contemplated by the PMSA and such order or action shall have become final and nonappealable. Any of the Parties has a right to seek specific performance of the other parties’ obligations under the PMSA in lieu of its right to terminate the agreement.

Indemnification. Subject to certain limitations provided for in the PMSA, each of the parties to the PMSA mutually agreed to indemnify and hold harmless each other and each of their affiliates and each of their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees to the fullest extent permitted by applicable law, against and in respect of any and all losses incurred or sustained by such party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the other party contained in the PMSA or in any of the additional agreements or any certificate or other writing delivered pursuant hereto; or (ii) any claim for brokerage commissions in connection with the transactions contemplated hereby as a result of the actions or agreements of the other party or any of their representatives.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

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Core Business in Battery Energy Storage Systems (BESS)

Our core business plan is focused on sustainable revenue growth through the successful commercialization of our BESS and solar projects, following our recent acquisition of Emergen Energy LLC. This acquisition has given us control over an estimated 3.4 GWAC power capacity from its BESS and solar project pipeline, each of which are strategically located in various ISO’s we are currently collaborating with. In addition to these large utility-scale projects, we are actively exploring potential joint ventures and partnerships with operating partners to generate further revenue streams from our BESS operations. Our Technology Enabler Solutions division is also expected to contribute significantly to our revenue growth through in-house technology innovations and strategic mergers and acquisitions targeting specific green energy applications. These initiatives align with our overall strategy of developing utility-scale renewable energy projects to meet the growing demand for sustainable energy solutions with emphasis in microgrid as strategic unique approach on the market.

Equipment Suppliers

The Company has engaged in extensive discussions with multiple advanced Tier 1 battery energy storage system (BESS) suppliers and other major equipment providers. These potential suppliers bring several benefits to the table, including a strong emphasis on safety, cost-effectiveness, and a long lifespan for their products. Additionally, many of these suppliers offer product warranties, providing added assurance to our customers. At this time, no definitive supplier agreements have been signed but contracts are in final negotiations.

Energy Purchasing Customers

The Company has taken a proactive approach in expanding its energy business by engaging in thorough discussions with local utility suppliers. These suppliers are key players in the region’s energy infrastructure, operating both electric transmission and distribution systems. They boast advanced grid infrastructure and provide electricity and natural gas services to millions of customers across multiple states including Texas, Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, Midwest and South regions such as Ohio and West Virginia. By building strong partnerships with these suppliers, the Company aims to enhance its presence in the energy market and provide reliable and efficient services to a wider range of customers. The discussions between the two parties have been geared towards identifying opportunities for collaboration and potential investments that will benefit both companies as well as contribute to the overall development of the energy sector in the region.

Collaboration with Independent System Operators (ISOs)

Our primary BESS customers are key players in the energy industry, such as utility companies, who operate within regions covered by major entities like the Electric Reliability Council of Texas (ERCOT), California Independent System Operator (CAISO), Western Electricity Coordination Council (WECC), Midcontinent Independent System Operator (MISO), and PJM Interconnection (PJM). These are some of the largest and most influential organizations in the United States responsible for managing the transmission and distribution of electricity. They play a critical role in ensuring reliable access to power for millions of people. Our BESS systems can provide utility companies with valuable tools for selling and buying stored energy, improving their overall efficiency and resiliency. By partnering with these leading ISO’s, we can help drive the widespread adoption of sustainable energy solutions across various regions, ultimately working towards a more sustainable future.

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Our Future Growth Plan

Bitech is committed to leveraging its renewable energy platform, technology, leadership, and strong market position to revolutionize the clean energy sector for a sustainable future. Our growth strategy is multi-faceted, focusing on key initiatives designed to enhance our market presence, drive innovation, and deliver long-term value to our shareholders.

Expansion of Battery Energy Storage Systems (BESS)

We will continue to expand our current development pipeline of 1.9 gigawatts (GW) of BESS in strategically selected regions of the U.S. in key ISO’s. We expect to expand this pipeline to over 5GW over the next 3-5 years Leadership may choose to accelerate this goal as we expand the business. We believe this expansion will enhance grid stability and facilitate the integration of renewable energy sources, addressing the increasing demand for sustainable energy solutions.

Grid Management Enhancement

By concentrating on specific areas requiring additional support, we aim to enhance grid management capabilities. We believe this effort will ensure a more reliable and efficient energy distribution network, minimizing disruptions and optimizing energy flow.

Technological Innovation

Bitech will actively pursue partnerships and acquisitions of cutting-edge technology solutions. We believe these initiatives will support grid balancing and green energy projects, allowing us to stay at the forefront of technological advancements in the energy sector. Our commitment to innovation is expected to drive the development of new technologies that support sustainable energy infrastructure.

Expansion of Service Offerings

We plan to broaden our portfolio of value-add services to meet the diverse needs of our global customer base. Our planned expanded service offerings will include product upgrades, performance analysis, risk management products, and software support. By leveraging data-driven insights from our extensive installation base, we believe these service offerings will provide tailored solutions that enhance operational efficiency and performance assurance for our customers.

Strategic Partnerships

Forming strategic alliances with leading technology groups and other investment companies is a cornerstone of our growth strategy. We believe these partnerships will enable us to maximize the output and efficiency of our BESS assets; and collaborative efforts in these partnerships will also facilitate the development and deployment of innovative solutions, enhancing the overall performance of our energy storage systems and driving mutual growth.

Acquisition of Proven Technologies

We will continue to seek out and acquire proven technologies that complement our existing offerings. This approach is expected to ensure that we deliver state-of-the-art solutions to our customers, maintaining our competitive edge and reinforcing our commitment to technological excellence. Through these strategic initiatives, we believe Bitech is well-positioned to lead the energy industry’s transition to sustainable practices. Our comprehensive growth strategy is designed to drive innovation, enhance market presence, and create long-term value for our stakeholders, ensuring a brighter and more sustainable future for the global energy sector.

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Seasonality of Business

There is no significant seasonality in our business.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. On the federal level, the General Energy Regulatory Commission (FERC) regulates battery energy storage systems (BESS). FERC regulates the sale of energy, capacity, and ancillary services at wholesale and the transmission of electricity in interstate commerce pursuant to its authority under the Federal Power Act. FERC has authority over the rates, charges and other terms for the sale of electricity at wholesale by entities that own or operate projects subject to FERC jurisdiction, including both generation and battery storage projects, as well as for transmission services. In Texas, generating facilities within the footprint of the Electric Reliability Council of Texas (“ERCOT”) are regulated by the Public Utility Commission of Texas (the “PUCT”). The markets covering most of Texas (ERCOT) are not overseen by FERC and are not under FERC jurisdiction. We do not believe that these regulations will have a material impact on the way we currently conduct our business.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

Name	Age	Position(s) and Office(s)
Benjamin B. Tran	58	Chief Executive Officer and Chairman
Cole W. Johnson	38	President and Director
Robert J. Brilon	63	Chief Financial Officer and Director
Gregory D. Trimarche	60	Director
		Director
		Director

Benjamin B. Tran, PhD – Dr. Tran currently serves as Chairman and Chief Executive Officer of the company. He has been the corporate strategist, investor, and financial partner in the formation and growth of several emerging growth technology companies. Dr. Tran specializes in cross-border M&A, private equity, merchant banking advisory and technology marketing. He also serves as Managing Partner of Cleantek Venture Capital, a cleantech-focused private equity advisory firm since January 2021 to present. Dr. Tran, at times, serves as senior advisor to several publicly traded companies. From February 2021 to April 2022, Dr. Tran has served as Senior Capital Market Advisor for Iveda Solutions, Inc. (NASDAQ: IVDA), an AI and IoT technology company to assist with financing and uplisting to Nasdaq. From August 2017 to January 2019, he served as Advisory Chairman of Vemanti Group, Inc. (OTCQB: VMNT), an innovative fintech company to assist in M&A and international business development. From November 2018 to April 2021, Dr. Tran also co-founded and served as chairman of CBMD, Inc., a privately held physician-based CBD science company specializing in pain management. Dr. Tran served as CFO of privately held Stock Navigators, a leading software and educational training institution for technical traders from June 2018 to June 2019. Since 2014 to present, Dr. Tran has served as managing partner of United System Capital, a private equity advisory firm in Newport Beach, California. Prior to United System Capital, Dr. Tran was managing partner of an Asia-based joint venture with Brean Murray Carret & Co., a New York-based investment bank that has transacted over 100 IPOs/APOs/SPACs and raised over $4B for the U.S. and Asian companies. Dr. Tran spearheaded the organization to formulate a multi-functional investment banking service for emerging growth companies via globalization strategies. Dr. Tran has been seasoned international consultant providing corporate development and interim senior management to small and medium sized enterprises in Silicon Valley and the Asia Pacific region. He also served as a board director, CFO, corporate strategist, and executive advisor for several distressed companies, managing turn-around situations. As a Silicon Valley high-tech veteran, Dr. Tran brings over 20 years of diversified experience including mergers and acquisitions, venture management, strategic marketing, and international business development. Prior to his investment and corporate advisory career, Benjamin worked for technology leaders including Micron Technology, Fujitsu Microelectronics, Mitsubishi Electric America, Philips Semiconductors, holding various senior technical and marketing management positions. Dr. Tran received a Ph.D. in Business Administration, an MBA from the University of Phoenix, Master of Science and Bachelor of Science degrees in Electrical Engineering from San Jose State University, California. We believe Dr. Tran’s wealth of credentials and experience make him well qualified to lead our company.

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Cole W. Johnson – Mr. Johnson has served as our President and Board Director since April 24, 2024 upon a business combination with Bridgelink Development LLC to acquire Emergen Energy LLC, an asset holder of an array of battery energy storage system and solar projects. Mr. Johnson is a Principal and Chief Executive Officer of C&C Johnson Holdings LLC, a family office, engaged in solar and energy storage project development, that he founded and built beginning in 2018. Mr. Johnson’s role as CEO consisted of securing capital for early-stage projects, negotiating and qualifying projects for project financing, acquiring strategic projects, and developing a variety of projects promoting clean energy initiatives within strategic regions. From 2012 to 2018, Mr. Johnson was the Chief Executive Officer of multiple service companies engaged in building and developing energy assets. We believe Mr. Johnson’s significant experience in the energy sector make him well-qualified to serve as an officer and director of the Company.

Robert J. Brilon, CPA – Mr. Brilon has served as our Chief Financial Officer since October 1, 2021 and was appointed as a director on April 14, 2022. He also has served as Chief Financial Officer for Iveda Solutions, Inc. (NASDAQ: IVDA) since December 2013. He was also Iveda’s President from February 2014 to July 2018 and Treasurer from December 2013 to July 2018 and was appointed Treasurer again on December 15, 2021. Mr. Brilon served as Iveda’s Executive Vice President of Business Development from December 2013 to February 2014 and as Iveda’s interim Chief Financial Officer and Treasurer from December 2008 to August 2010. Mr. Brilon joined New Gen Management Services, Inc. in July 2017 as the CFO (subsequently becoming President and CFO of New Gen in July 2018). Mr. Brilon was the President, Chief Financial Officer, Corporate Secretary, and Director of both Vext Science, Inc and New Gen until he resigned in February 2020. Mr. Brilon served as Chief Financial Officer and Executive Vice President of Business Development of Brain State Technologies, a brainwave optimization software licensing and hardware company, from August 2010 to November 2013. From January 2010 to August 2010, Mr. Brilon served as Chief Financial Officer of MD Helicopters, a manufacturer of commercial and light military helicopters. Mr. Brilon also served as Chief Executive Officer, President, and Chief Financial Officer of InPlay Technologies (NASDAQ: NPLA), formerly, Duraswitch (NASDAQ: DSWT), a company that licensed patented electronic switch technology and manufactured digital pen technology, from November 1998 to June 2007. Mr. Brilon served as Chief Financial Officer of Gietz Master Builders from 1997 to 1998, Corporate Controller of Rental Service Corp. (NYSE: RRR) from 1995 to 1996, Chief Financial Officer and Vice President of Operations of DataHand Systems, Inc. from 1993 to 1995, and Chief Financial Officer of Go-Video (AMEX:VCR) from 1986 to 1993. Mr. Brilon is a certified public accountant and practiced with several leading accounting firms, including McGladrey Pullen, Ernst and Young and Deloitte and Touche. Mr. Brilon holds a Bachelor of Science degree in Business Administration from the University of Iowa. The Company believes Mr. Brilon’s extensive experience in finance leadership roles with public companies makes him well-qualified to serve as an officer and director of the Company.

Greg D. Trimarche, JD – Mr. Trimarche has served as our Independent Director since December 21, 2022. He has practiced law for over 30 years in the areas of environmental and energy law and a wide range of other governmental and regulatory fields, as well as finance, intellectual property, general commercial litigation, and strategic planning and risk avoidance. His work focuses on emerging companies in the renewable energy and cleantech industries where he identifies and evaluates early-stage companies seeking to go public, strategic acquisition targets, strategic partnership opportunities, and other investment opportunities in the energy sector. Mr. Trimarche’s experience also covers federal and state energy and environmental regulatory programs, as well as the various governmental incentive programs relating to the energy and utility industries. Mr. Trimarche has been of counsel to the law firm Cooksey Toolen Gage Duffy Woog since 2017 and prior to that has been engaged in the private practice of law since 1989. In 2010, Mr. Trimarche co-founded Sustain SoCal (formerly, Cleantech OC), the clean technology trade association for Orange County, California and served as its President and Chief Executive Officer from 2010 to 2015. In additions, Mr. Trimarche is a frequent speaker at cleantech industry conferences. Mr. Trimarche is a past member of the Board of Directors of OCTANe (https://octaneoc.org), the fundraising and networking organization for Orange County’s technology industries. Also, since 2015, he has been an officer and director of GST Factoring, Inc. (“GST”), a company formerly engaged in electronic payment processing services to law firms that represented student loan debtors. Mr. Trimarche earned a Bachelor of Arts in Political Science and Economics from the University of Kansas and a Juris Doctor from University of Kansas School of Law. We believe Mr. Trimarche’s legal and operating experience renders him qualified to be a member of the Board.

__________________, __, Independent Director

__________________, __, Independent Director

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers.

Terms of Directors and Executive Officers

The number of directors of the Company shall be not less than two nor more than seven. Each of our directors holds office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, until his or her resignation, or until his or her office is otherwise vacated in accordance with our certificate of incorporation.

Our officers are elected by and serve at the discretion of the board of directors.

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Board of Directors and Board Committees

Our board of directors consists of five directors, three of whom are independent as such term is defined by              . We have determined that Gregory D. Trimarche,                and                 satisfy the “independence” requirements under                  .

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nomination and corporate governance committee, and adopted a charter for each of the three committees. Copies of our committee charters are posted on our corporate investor relations website.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Gregory D. Trimarche,                 and              . Mr.                 is the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Gregory D. Trimarche,                  and               . Mr.                is the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

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Nominations and Corporate Governance Committee. Our Nominations and Corporate Governance committee consists of Gregory D. Trimarche,                and                  . Mr.              is the chair of our Nominations and Corporate Governance committee. The nominating and corporate governance committee is responsible for, among other things, (i) determining the qualifications, qualities and skills required to be a director of the Company and evaluating, selecting and approving nominees to serve as directors, (ii) periodically reviewing, assessing and making recommendations for changes to the Board of Directors and its committees and (iii) overseeing the process for evaluation of the Board of Directors. Pursuant to the nominating and corporate governance committee charter, the nominating and corporate governance committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee of the nominating and corporate governance committee. In addition, the nominating and corporate governance committee has unrestricted access to and assistance from our officers, employees and independent auditors and the authority to employ experts, consultants and professionals to assist with performance of their duties. The nominating and corporate governance committee is also responsible for establishing procedures regarding director nominees put forward by stockholders. The committee is also responsible for establishing procedures for shareholder communications with the Board of Directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years except as follows:

In August 2020, in connection with an action by the Bureau of Consumer Financial Protection (the “Bureau”) against GST, Factoring, Inc., Mr. Trimarche and others, Mr. Trimarche consented to a permanent restraining order and ban on his participation in the debt-relief business, a ban on telemarketing consumer financial products or services, collecting payments from and providing assistance for consumers, use of consumer information, pay a $25,000 fine and cooperate with the Bureau in connection with its investigation and litigation related to this matter (the “Final Judgment”). Mr. Trimarche denied any wrong doing in this lawsuit and consented to the Final Judgment to avoid the substantial costs involved in protracted litigation.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, executive officers and employees. A copy of the code of business conduct and ethics will be posted on our corporate investor relations website prior to our listing on              .

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2023 and 2022

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

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2023 and 2022 Summary Executive Compensation Table

Name and Principal Position		Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Benjamin Tran.	2023	132,000	-	-	-	-	-	-	-	132,000
CEO, President and Director	2022	86,000	-	-	-	-	-	-	-	86,000

Robert J. Brilon	2023	19,000		-	33,179	51,643	-	-	-	103,822
CFO and Director	2022	16,500	-	-	-	-	-	-	-	16,500

Executive Employment Agreements

On April 24, 2024, the Company entered into employment agreements (“Employment Agreements”) with two of its executive officers and directors: Benjamin Tran (Chief Executive Officer and Chairman of the Board) and Cole Johnson (President of the Company’s BESS and Solar Division and a Director) and on May 3, 2024 the Company entered into an Employment Agreement with Robert J. Brilon (Chief Financial Officer and Director).

The Employment Agreements all provide for a term of five years that may be terminated by the Company for death or disability and with or without cause, by the executive with or without good reason, or mutually terminated by the parties. If the Employment Agreements are terminated without cause by the Company or for good reason by the employee, the Company is obligated to pay the terminated person the balance of their base salary for the remainder of the term in a lump sum and any equity grant made to such person shall automatically vest. If the Employment Agreement is terminated for cause by the Company, the terminated person shall be entitled to their Base Salary through the date of termination. In the event that a change of control occurs during the term of the Employment Agreements, any unvested portion of any equity grants which includes the stock options discussed below, shall, to the extent not already vested, be deemed automatically vested without any further action of the parties to the Employment Agreements.

The Executive Agreements provide respectively for a base salary of $240,000 for Mr. Tran and an award of stock options to purchase 20,000,000 shares of the Company’s common stock pursuant to the Option Award Agreement discussed below, and a $240,000 base salary for Mr. Brilon and an award of stock options to purchase 10,000,000 shares of the Company’s common stock pursuant to the Option Award Agreement discussed below a $200,000 base salary for Mr. Johnson and an award of stock options to purchase 68,000,000 shares of the Company’s common stock pursuant to the Option Award Agreement discussed below, as well as possible annual discretionary bonuses determined by the Board. The base salaries begin upon uplisting to NASDAQ,

On April 24, 2024, the Company entered into Option Agreements with executive officers: Benjamin Tran (Chief Executive Officer and Chairman of the Board) and Cole Johnson (President of the BESS and Solar Division and a Director), respectively and on May 3, 2024 the Company entered into an Option Agreement with Robert J. Brilon (Chief Financial Officer and Director).

Each respective Option Agreement grants to each of the following persons options to acquire shares of the Company’s common stock, to vest as set forth in the Option Agreement, as follows:

●	Benjamin Tran – 20,000,000 options; and

●	Cole W. Johnson – 68,000,000 options; and

●	Robert J. Brilon – 10,000,000 options.

Exercise Prices and Vesting. The Exercise Prices for the Options are as follows: (a) for the first 1/5th of the granted Options, $0.50 per share of Common Stock which may be exercised on or after the first annual anniversary of the Award Date; (b) for the second 1/5th of the granted Options, $0.75 per share of Common Stock which may be exercised on or after the second annual anniversary of the Award Date; (c) for the third 1/5th of the granted Options, $1.00 per share of Common Stock which may be exercised on or after the third annual anniversary of the Award Date; (d) the fourth 1/5th of the granted Options, $1.25 per share of Common Stock which may be exercised on or after the fourth annual anniversary of the Award Date; and (e) for the final 1/5th of the granted Options, $1.50 per share of Common Stock which may be exercised on or after the fifth annual anniversary of the Award Date.

During fiscal 2024, Mr. Tran will be paid a salary by the Company in the amount of $12,500 per month and Mr. Brilon will be paid a consulting fee at the approximate rate of $4,500 per quarter depending on the amount of time he devotes to providing services on behalf of the Company.

On April 19, 2022, the Company and Mr. Brilon entered into an Independent Contractor Agreement whereby Mr. Brilon (the “Independent Contractor Agreement”) agreed to serve as the Chief Financial Officer of the Company and shall have such duties and authorities consistent with such position as are customary for the position of chief financial officer of a company of the size and nature of the Company, and such other duties and authorities as shall be reasonably determined from time to time by the Board of Directors of the Company consistent with such position and to serve as an officer of any subsidiary of the Company as may be reasonably requested from time to time by the Board of Directors. In addition, Mr. Brilon agreed to serve as a member of the Company’s Board of Directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

Mr. Brilon also signed a Proprietary Information and Inventions Agreement whereby he agreed that any proprietary information developed during the term of his service will be owned by the Company and that such information will be held in strict confidence and not disclosed to anyone outside the Company. In addition, Mr. Brilon agreed to, during the term of his service to the Company, refrain from engaging in or assisting anyone from engaging in any activity that is competitive with or similar to the business or proposed business of the Company and from soliciting any employees or consultants to the Company during the term of his engagement and thereafter for a period of one year from leaving or terminating their engagement with the Company.

As Compensation for Mr. Brilon’s service to the Company, the Company awarded him 4,635,720 shares of Restricted Common Stock which vested 1,158,930 shares on April 18, 2023 and 1,158,930 vested on each April 18, 2024 and on April 18 for the next 2 years so long as Mr. Brilon is providing services to the Company or one of its subsidiaries. The value of these awards are recorded in the years vested.

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As Compensation for Mr. Brilon’s service to the Company, the Company also made the following awards to him:

●	On February 13, 2023 a grant of a nonstatutory stock option (the “Stock Option”) to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share. The options subject to this grant vest 80% on the date of the grant, 10% on January 1, 2024 and 10% on January 1, 2025 so long as Mr. Brilon is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Brilon is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Brilon’s service is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest. The Stock Option may be exercised for the earlier of (1) ten years from grant date or (2) five (5) years after termination as a member of the Company’s board of directors.

●	On April 3, 2023 a grant of a nonstatutory stock option (the “Stock Option”) to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share. The Stock Option vested 50% on the date of the grant and 50% on April 3, 2024. The Stock Option may be exercised for the earlier of (1) ten years from grant date or (2) five (5) years after termination as a member of the Company’s board of directors.

●	On November 27, 2023 an award of 500,000 shares of restricted common stock, of which 100% vested on December 31, 2023.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-ENDED DECEMBER 31, 2023

The following table sets forth information with respect to the options outstanding by the Named Executive Officers held at fiscal year-end.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date(1)		Number of shares that have not vested (#)	Market value of shares that have not vested ($)(2)
Benjamin Tran.	–	–	$–	–		–	$–
CEO, President and Director
						–	–
Robert J. Brilon	4,500,000	500,000	$0.025	2/13/2033	(3)	3,476,790	$208,607
CFO and Director	2,500,000	2,500,000	$0.030	4/3/2033	(4)	–	–

(1)	The expiration date of each option occurs on the earlier of (i) ten years after the date of grant of each option or (ii) five years after the termination as a member of the board of directors.

(2)	The market value was computed by multiplying the closing market price of common stock on December 31, 2023 ($0.06) by the number of restricted stock awards that have not vested.

(3)	The unvested options vest on January 1, 2025 so long as Mr. Brilon is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Brilon is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest. In the event Mr. Brilon’s service is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest.

(4)	The unvested options vested on April 3, 2024.

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Compensation of Directors

The following table sets forth all compensation paid to or earned by each of our directors during fiscal year 2023, except for compensation with respect to Messrs. Tran and Brilon. Information with respect to the compensation of these directors is included above in the “Summary Compensation Table.” As our executive officers, none of these directors (other than as described above) received any compensation for service as a director during fiscal year 2023.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Greg Trimarche Director(3)	—	20,000	43,955	—	—	—	—

Notes:

(1)	Director cash compensation during the fiscal year ended December 31, 2023.

(2)	The amounts reported in the Stock Awards and the Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts are included in the Notes to our audited consolidated financial statements for the fiscal year ended December 31, 2023, which are included elsewhere in this Annual Report.

(3)

Greg Trimarche. On December 21, 2022, the Company and Mr. Trimarche entered into an Independent Contractor Agreement (the “Independent Contractor Agreement”) whereby Mr. Trimarche agreed to serve as a member of the Company’s board of directors. The Independent Contractor Agreement may be terminated by either party on 15 days prior written notice without cause or five days after written notice in the event of a breach of the agreement by either party.

On December 21, 2022, as Compensation for Mr. Trimarche’s service to the Company as a director as provided for in the Independent Contractor Agreement, the Company awarded him an option to purchase 5,000,000 shares of the Company’s Common Stock (the “Option Shares”) at an exercise price of $0.07 per share (the “Stock Option”). The Stock Option vests as to 20 % of the Option Shares on each December 21, beginning December 21, 2023, so long as Mr. Trimarche is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Trimarche is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Trimarche’s service as a member of the Board is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest. The value of the option awards will be recorded in the year that they vest.

On April 3, 2023, as Compensation for Mr. Trimarche’s service to the Company as a director, the Company awarded him an option to purchase 5,000,000 shares of the Company’s Common Stock (the “Option Shares”) at an exercise price of $0.03 per share (the “Stock Option”). The Stock Option vests 50% of the Option Shares on date of grant April 3, 2023 and 50% April 3, 2024, so long as Mr. Trimarche is providing services to the Company or one of its subsidiaries; provided, however, the vesting is subject to acceleration such that if Mr. Trimarche is terminated from his role without cause (as defined in the Stock Option) the number of shares subject to the Stock Option in the year of termination shall vest plus the number of shares that would have vested in the following year. In the event Mr. Trimarche’s service as a member of the Board is terminated with cause, the number of shares subject to the Stock Option in the year of termination shall vest. The value of the option awards will be recorded in the year that they vest.

On November 27, 2023, as Compensation for Mr. Trimarche’s service to the Company, the Company awarded him 1,000,000 shares of Restricted Common Stock in November 2023 which vested on December 31, 2023. The value of this award was $20,000 and is recorded in 2023.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of the date of this prospectus, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 710,840,664 shares of common stock outstanding at the date of this prospectus. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Benjamin B. Tran (1)	146,445,031	(2)	20.1%
Robert J. Brilon (1)	13,423,414	(3)	1.8%
Cole Johnson (1)	222,222,000	(4)	31.3
Gregory D. Trimarche (1)	2,515,078	(5)	* %
All directors and named executive officers as a group (4 persons)	382,605,523		54.0%
5% Shareholders
Michael H. Cao (6)	180,277,121	(7)	25.4%

Total 5% Shareholders	180,277,121		25.4%

*	Less than 1%,

Unless otherwise indicated below, the address for each beneficial owner is c/o Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, CA 92660.

(1)	The named individual is one of our executive officers or directors. His address is c/o Bitech Technologies Corporation, 895 Dove Street, Suite 300, Newport Beach, California 92660.

(2)	Includes the following: (i) 51,517,749 shares of common stock held directly, (ii) 51,507,749 shares held by Mr. Tran’s spouse and (iii) 43,419,533 shares owned by United System Capital LLC (“USC”), over which Mr. Tran has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by USC. Mr. Tran disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)	Includes the following: (i) 1,287,694 shares of common stock (ii) 4,635,720 shares of restricted common stock which vested 25% on April 13, 2023, and then the remaining vest 25% on April 13, 2024, 25% on April 13, 2025 and 25% on April 13, 2026 only if Mr. Brilon is still providing services to the Company at the time of vesting, (iii) 500,000 shares of restricted. 0 common stock issued in November 2023 which vested on December 31, 2023, (iv) 4,500,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.025 per share and (v) 2,500,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.03 per share.

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(4)	Held by C&C Johnson Holdings over which Mr. Johnson holds voting and dispositive control.

(5)	Includes the following: (i) 1,515,078 shares of common stock, (ii) 1,000,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of the date of this table at $0.07 per share.

(6)	On December 15, 2022, Mr. Cao resigned as a member of the Board of Directors.

(7)	Includes the following: (i) 51,507,749 shares of common stock held by Michael Cao’s spouse and (ii) 128,769,372 shares owned by B&B Investment Holding LLC (“B&B”), over which Michael Cao has voting control and therefore may be deemed to have indirect beneficial ownership of all or a portion of the securities owned directly by B&B. Mr. Cao disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Information derived from a Form 3 filed by Michael Cao on April 6, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS SECTION

The following is a description of transactions since January 1, 2022 to which we were a party in which (i) the amount involved exceeded or will exceed the lesser of $120,000 of one percent (1%) of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive and Director Compensation.”

On April 24, 2024 the Company completed the acquisition of Emergen pursuant to the MIPA whereby the Company issued 222,222,000 unregistered shares of its common stock to Emergen’s sole member, C&C in exchange for 100% of Emergen’s equity interests. C&C is controlled by Cole Johnson who became our President and a director. In addition, Emergen became a wholly owned subsidiary of the Company with C&C’s owning approximately 31.3% of the Company’s issued and outstanding shares of the Company’s capital stock.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following descriptions are summaries of the material terms of our amended certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the closing of this offering, and of the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is part.

Common Stock

Outstanding and Authorized Shares

The Company’s outstanding shares of common stock have a par value of $0.001 per share. The Company’s certificate of Incorporation authorizes 1,000,000,000 shares of Common Stock. As of the date of this prospectus, we had 711,090,664 shares of our Common Stock issued and outstanding of which approximately 98 million are in the public float.

Voting

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election.

Dividends

Holders of our Common Stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board of Directors.

Liquidation

In the event of liquidation, dissolution, or winding up of our Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the Board of Directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of date of this prospectus, we had no shares of Preferred Stock issued and outstanding. Our Certificate of Incorporation authorizes the issuance of shares of Preferred Stock with designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of our company.

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Pre-Funded Warrants to be issued as part of this offering

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants (“Pre-Funded Warrants”) and is subject in all respects to the provisions contained in the Warrants accompanying the Common Stock offered hereby and the Warrant Agent Agreement. You should review a copy of the form of Pre-Funded Warrant and Warrant Agent Agreement for a complete description of the terms and conditions applicable to the Warrants.

Form. The Pre-Funded Warrants will be issued in electronic certificated form.

Term. The Pre-Funded Warrants will be exercisable on the date of issuance and will not expire.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Pre-Funded Warrant, the Pre-Funded Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon exercise in full of the Pre-Funded Warrant.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of the Pre-Funded Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Pre-Funded Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise of the Pre-Funded Warrant.

Exercise Price. The exercise price of the Pre-Funded Warrants is $0.0001 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock splits, stock dividends, recapitalizations or otherwise.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the holders of the Pre-Funded Warrants shall have the right to exercise the Pre-Funded Warrants solely via a cashless exercise feature provided for in the Pre-Funded Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of shares of Common Stock in accordance with certain formula set forth in the Pre-Funded Warrant.

Delivery of shares. We shall deliver the Common Stock underlying the Pre-Funded Warrants to the holders exercising such Pre-Funded Warrants by no later than 5:00 P.M. New York City time on the second trading day following the exercise date of the Pre-Funded Warrants, provided the funds in payment of the exercise price for such Pre-Funded Warrants have cleared on the trading day following the exercise date.

No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants, and the number of Pre-Funded Warrants will be rounded to the nearest whole number.

Transferability. Subject to applicable laws and restrictions, a holder may transfer a Warrant upon surrender of the Pre-Funded Warrant to us with a completed and signed assignment in the form attached to the Pre-Funded Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Authorized Shares. During the period the Pre-Funded Warrants are outstanding, we will reserve from our authorized and unissued common stock a sufficient number of shares to provide for the issuance of common stock underlying the exercise of the Pre-Funded Warrants.

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No Market. There is no public trading market for the Pre-Funded Warrants and we do not intend that they will be listed for trading on                  or any other securities exchange or market.

Exchange Listing. Our common stock is currently traded on the OTC Markets under the symbol “BTTC.” We have applied to have our common stock listed on                . The consummation of this offering is not contingent upon the approval of our listing on the             , however, it is unlikely we would meet the initial listing standards of the              unless this offering is consummated. We do not plan on applying to list the Pre-Funded Warrants on the                , or any other national securities exchange.

Fundamental Transactions. In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our common stock or the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting power, then the holder shall have the right to receive for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such event.

Right as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock until they receive the common stock underlying the Pre-Funded Warrants.

Waivers and Amendments. Any term of the Pre-Funded Warrants issued in the offering may be amended or waived with the written consent of holders of the Warrants. The Pre-Funded Warrants will be issued pursuant to a warrant agent agreement by and between us and American Stock Transfer and Trust Company, the warrant agent.

MARKET FOR COMMON EQUITY AND PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTC Markets under the symbol, “BTTC.” The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth trading information for our common stock for the periods indicated, as quoted on the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Low Trading Price *	High Trading Price*
Period	($)	($)
Year Ended December 31, 2023
Fourth Quarter (December 31, 2023)	0.02	0.07
Third Quarter (September 30, 2023)	0.03	0.05
Second Quarter (June 30, 2023)	0.02	0.05
First Quarter (March 31, 2023)	0.02	0.07

Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	0.02	0.14
Third Quarter (September 30, 2022)	0.10	0.19
Second Quarter (June 30, 2022)	0.09	0.45
First Quarter (March 31, 2022)	0.07	0.18

Year Ended December 31, 2021
Fourth Quarter (December 31, 2021)	0.08	0.20
Third Quarter (September 30, 2021)	0.16	0.38
Second Quarter (June 30, 2021)	0.06	0.38
First Quarter (March 31, 2021)	0.04	0.16

* The over-the-counter market quotations of the bid prices reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and we cannot predict what effect, if any, market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock — Future sales, or the perception of future sales, by us or our existing stockholders in the public market following the completion of this offering could cause the market price for our common stock to decline.”

Sale of Restricted Shares

Based on the number of shares of common stock outstanding as of             , 2024, upon the closing of this offering, and assuming no exercise of the underwriters’ option to purchase additional shares of Common Stock, we will have outstanding an aggregate of approximately               shares of our Common Stock.

All of the shares of common stock sold in this offering will be freely tradable unless purchased by our “affiliates” as such term is defined in Rule 144 under the Securities Act or purchased by existing stockholders and their affiliated entities that are subject to lock-up agreements.

All other shares of common stock, upon the completion of this offering, will be “restricted” securities under the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act, unless an exemption from registration is available, including the exemptions pursuant to Rule 144 and Rule 701 under the Securities Act, or Rule 701.

In addition, an aggregate of               shares of Common Stock issuable upon the exercise of outstanding options with an average exercise price $0.50 per share, up to                shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants offered hereby and up to                 shares of Common Stock issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, will be authorized and reserved for issuance.

The                 restricted shares of our Common Stock held by our affiliates will be available for sale in the public 181 days after the date of this prospectus, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.

Rule 144

In general, under Rule 144 as currently in effect, persons who became the beneficial owner of shares of our common stock prior to the completion of this offering may sell their shares upon the earlier of (i) the expiration of a six-month holding period, if we have been subject to the reporting requirements of the Exchange Act for at least 90 days prior to the date of the sale and have filed all reports required thereunder or (ii) the expiration of a one-year holding period.

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At the expiration of the six-month holding period (assuming we have been subject to the reporting requirements of the Exchange Act for at least 90 days and have filed all reports required thereunder), a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock, and a person who was one of our affiliates at any time during the three months preceding a sale would be entitled to sell, within any three-month period, a number of shares of our common stock that does not exceed the greater of either of the following:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after the completion of this offering; or

●	the average weekly trading volume of our common stock on the during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Agreements

We have agreed, subject to certain exceptions and without the approval of the representative of the underwriters, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of three months following the closing of this offering. Our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months. Other holders of 5% or greater of our common stock have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months after the closing of this offering. Additionally, we agreed that for a period of 12 months after this offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock in any “at-the-market”, continuous equity or variable rate transaction, without the prior consent of ThinkEquity. See “Underwriting” for additional information.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

● U.S. expatriates and former citizens or long-term residents of the United States;

● persons subject to the alternative minimum tax;

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● persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction, or other integrated investment;

● banks, insurance companies, and other financial institutions;

● brokers, dealers, or traders in securities;

● “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

● partnerships, other entities, or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

● tax-exempt organizations or governmental organizations;

● persons deemed to sell our common stock under the constructive sale provisions of the Code;

● persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

● tax-qualified retirement plans;

● “qualified foreign pension funds” and entities, all of the interests of which are held by qualified foreign pension funds; and

● persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships (and entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or entity treated as a corporation that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussions below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

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Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also generally will be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. If we are a USRPHC and either our common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our common stock, actually or constructively, during the applicable testing period, such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS also may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless such Non-U.S. Holder provides a properly completed IRS Form w-8BEN-E or w-8BEN-IMY claiming an exemption from FATCA withholding.

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Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies currently to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

ThinkEquity LLC (“ThinkEquity”) is acting as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Common Stock or Pre-Funded Warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares of Common Stock or Pre-Funded Warrants
ThinkEquity LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of Common Stock or Pre-Funded Warrants being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares of Common Stock or Pre-Funded Warrants being offered to the public, other than those covered by the over-allotment option described below, if any of these shares of Common Stock or Pre-Funded Warrants are purchased.

The underwriters are offering the shares of Common Stock or Pre-Funded Warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase, based on the assumed offering price, up to an additional               shares of Common Stock and/or up to an additional            Pre-Funded Warrants, in each case, at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering and may exercise this option to purchase additional shares and/or Pre-Funded Warrants. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of Common Stock and/or Pre-Funded Warrants.

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Share of Common Stock	Per Pre-Funded Warrant	Total (No Exercise)	Total (Full Exercise)
Public offering price	$	$	$	$
Underwriting discounts and commissions (7.5%)[1]
Proceeds, before expenses, to us	$	$	$	$

1 The underwriting spread for investors in the offering that are introduced by the Company and do not have a prior relationship with the underwriter will be 4.0%.

The underwriters propose to offer the shares of Common Stock or Pre-Funded Warrants offered by us to the public at the public offering price per share of Common Stock or Pre-Funded Warrant set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of Common Stock or Pre-Funded Warrants to other securities dealers at such price less a concession of $           per share of Common Stock or Pre-Funded warrant. After the initial offering, the public offering price and concession to dealers may be changed. We have agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0%. of the gross proceeds received at the completion of this offering. We have paid $35,000 to the Representative as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred in accordance with Financial Industry Regulation Authority (“FINRA”) Rule 5110(g)(4)(A).

We have agreed to pay the underwriters a cash fee equal to seven and one-half percent (7.5%) of the aggregate gross proceeds from the sale of the Common Stock or Pre-Funded Warrants, provided however, that the discount or spread shall be four percent (4.0%) for any investors initially introduced by us in the offering.

We have agreed to reimburse the Representative for its out-of-pocket accountable expenses, including, among other things, (a) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities up to $5,000; (b) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, up to $3,000; (c) the Representative’s legal fees up to $100,000;(d) cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software up to $29,500; (e) the Representative’s actual accountable “road show” expenses up to $10,000; and (f) the Representative’s market making and trading and clearing firm settlement expenses up to $10,000, in connection with the offering. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately             , all of which are payable by us.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total 5% of the shares of Common Stock or Pre-Funded Warrants sold in the offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the securities in the Offering, at a price per share equal to 125.0% of the public offering price per share of Common Stock at the offering. Pursuant to FINRA Rule 5110(g), the Representative’s Warrant and any shares issued upon exercise of the Representative’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, the Representative’s Warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the date of the underwriting agreement in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration rights provided will not be greater than two years from the initial exercise date of the underwriters warrants in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Determination of Offering Price

The offering price has been negotiated between the representatives of the underwriter and us. In determining the offering price of the securities, the following factors were considered:

●	prevailing market conditions;

●	our historical performance and capital structure;

●	estimates of our business potential and earnings prospects;

●	an overall assessment of our management; and

●	the consideration of these factors in relation to market valuation of companies in related businesses.

Listing

Our shares of common stock are traded on the OTC Markets under the symbol “BTTC”. We have applied for our Common Stock to be listed on                    under the symbol “               ”. The consummation of this offering is not contingent upon the approval of our listing on the             , however, it is unlikely we would meet the initial listing standards of the              unless this offering is consummated. We do not intend to apply to list the Pre-Funded Warrants on any security exchange or intend to apply to list the Warrants on the                .

Lock-Up Agreements

We have agreed that without the approval of the Representative, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of three months following the closing of this offering. Each of our officers, directors and holders of 5% of more of our outstanding Common Stock as of the effective date of this prospectus (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed to enter into customary “lock-up” agreements in favor of ThinkEquity pursuant to which such persons and entities have agreed, for a period of six months from the effective date of this prospectus in the case of our officers and directors and three months in the case of our other holders of 5% or greater shareholders of our outstanding common stock, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without ThinkEquity’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by ThinkEquity.

Additionally, we agreed that for a period of 12 months after this offering, we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock in any “at-the-market”, continuous equity or variable rate transaction, without the prior consent of ThinkEquity.

ThinkEquity may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of 18 months from the commencement of sales of this offering, to act as sole investment banker, back-runner and/or sole placement agent for any and all future public or private equity offering, including all equity-linked or debt offerings during such eighteen (18) month period of the Company, or any successor to or any subsidiary of the Company. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the Representative. Such offer shall be made in writing in order to be effective. The Representative shall notify us within ten (10) business days of its receipt of the written offer contemplated above as to whether it agrees to accept such retention. If the Representative should decline such retention, we shall have no further obligations to the Representative with respect to the offering for which it has offered to retain the Representative.

Tail

We have also agreed to pay the Representative a tail fee equal to the cash compensation payable to the Representative in this offering, if any investor, who was contacted or introduced to us by the Representative following the termination or expiration of the engagement by the Company prior to Closing, provides us with capital in any public or private equity offering or other financing or capital raising transaction during the twelve (12) month period following expiration or termination of our engagement of the Representative, provided, however, that the Company has the right to terminate its engagement of the underwriter for cause in compliance with FINRA Rule 5110(g)(5) (B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

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Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares of Common Stock in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the shares of common stock and the warrants offered by this prospectus will be passed upon for us by McCarter & English, LLP, East Brunswick, New Jersey. Certain legal matters in connection with the offering will be passed upon for the underwriter by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements for the years ended December 31, 2023 and 2022, included in this Registration Statement have been so included in reliance on the report of Fortune CPA, Inc., an independent registered public accounting firm, given on the authority of said firm in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file our annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website address is www.bitech.tech. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

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BITECH TECHNOLOGIES CORPORATION

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements For the years ended December 31, 2023 and 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Bitech Technologies Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bitech Technologies Corporation (“the Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities, therefore, the Company has stated  that substantial doubt exists about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the consolidated financial statements, the Company has  incurred losses each year from inception through December 31, 2023.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has  sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

/s/ Fortune CPA, Inc

We have served as the Company’s auditor since 2022.

Huntington Beach, CA

March 31, 2024
PCAOB # 6901

F-2

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

AUDITED

	December 31,	December 31,
	2023	2022

ASSETS

Current assets:
Cash and cash equivalents	$152,417	$197,723
Prepaid expense	11,000	13,000

Total current assets	163,417	210,723

Total assets	$163,417	$210,723

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	35,229	11,397

Total current liabilities	35,229	11,397

Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	-	-
Series A Convertible Preferred stock; $0.001 par value, 9,000,000 shares authorized, no shares issued and outstanding at December 31, 2023 and December 31, 2022	-	-

Common stock: $0.001 par value, 1,000,000,000 shares authorized, 484,464,194 and 515,505,770 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	484,464	515,506
Additional paid-in capital	1,552,011	780,414
Accumulated deficit	(1,908,287)	(1,096,594)

Total stockholders’ equity	128,188	199,326

Total liabilities and stockholders’ equity	$163,417	$210,723

The accompanying notes are an integral part of the audited consolidated financial statements.

F-3

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

AUDITED

	For the Year ended December 31, 2023	For the Year ended December 31, 2022

REVENUE	$308	26,197

COST OF REVENUE	-	-

GROSS PROFIT	308	26,197

OPERATING EXPENSES
General & Administrative	819,001	888,106
Total Operating Expenses	819,001	888,106

LOSS FROM OPERATIONS	(818,693)	(861,910)

OTHER INCOME (EXPENSE)
Interest and Other Income	7,000	50,475
Interest Expense	-	(200)

Total Other Income (Expense)	7,000	50,275

LOSS BEFORE INCOME TAXES	(811,693)	(811,635)

BENEFIT (PROVISION) FOR INCOME TAXES	-	-

NET LOSS	$(811,693)	$(811,635)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES	479,080,612	284,808,907

The accompanying notes are an integral part of the audited consolidated financial statements.

F-4

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

As of December 31, 2023

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances, January 21, 2021 (inception)	20,240,882	20,241			1,265,559		1,285,800

Net loss	-	-			-	(284,959)	(284,959)

Balances, December 31, 2021	20,240,882	$20,241			$1,265,559	$(284,959)	$1,000,841

Recapitalization					(139,880)		(139,880)
Restricted Stock Awards	7,983,720	7,984			(7,984)
Series A Preferred Shares issued in Share Exchange			9,000,000	9,000			9,000
Shares issued upon conversion of Series A Preferred Stock	485,781,168	485,781	(9,000,000)	(9,000)	(485,781)		(9,000)

Sale of Common Stock	1,500,000	1,500			148,500		150,000

Net loss	-	-	-	-	-	(811,635)	(811,635)
Balances, December 31, 2022	515,505,770	$515,506	-	$-	$780,414	$(1,096,594)	$199,326

Common Stock for Services	1,674,506	1,674			115,781		117,455
Stock Option Compensation					180,600		180,600
Restricted Stock Awards	1,500,000	1,500			28,500		30,000
Cancelled Stock from SuperGreen	(51,507,749)	(51,508)			51,508		-
Sale of Common Stock	17,291,667	17,292			395,208		412,500

Net loss	-	-	-	-	-	(811,693)	(811,693)

Balances, December 31, 2023	484,464,194	$484,464	-	$-	$1,552,011	$(1,908,287)	$128,188

The accompanying notes are an integral part of the audited consolidated financial statements.

F-5

BITECH TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

AUDITED

	YEAR ENDED DECEMBER 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(811,693)	$(811,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment Write-off – Exclusive License	-	35,000
Common Stock issued for services	147,455
Stock Option Compensation	180,600
Changes in operating assets and liabilities:
Prepaid expenses and other assets	2,000	(13,000)
Accounts payable and accrued liabilities	23,832	291

Net cash provided by (used in) operating activities	(457,806)	(789,344)

Cash flows from financing activities:
Cash from Sale of Common Stock, net	412,500	150,000
Recapitalization	-	(139,880)

Net cash provided by (used in) financing activities	412,500	10,120

Net increase (decrease) in cash and cash equivalents	(45,306)	(779,224)
Cash and cash equivalents at beginning of period	197,723	976,947

Cash and cash equivalents at end of period	$152,417	$197,723

Supplemental disclosure of non-cash Investing and Financing
Activities:

Supplementary disclosure of cash flow information:
Interest paid	$-	$200
Taxes paid	$-	$-

The accompanying notes are an integral part of the audited consolidated financial statements.

F-6

BITECH TECHNOLOGIES CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Bitech Technologies Corporation (the “Company”, “we” or “us”) was incorporated under the laws of Delaware on March 4, 1998. In connection with the Company’s planned expansion of its business following the completion of the acquisition of Bitech Mining Corporation, a Wyoming corporation (“Bitech Mining”), it filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware on April 29, 2022 to change its corporate name to Bitech Technologies Corporation.

We have refocused our business development plans as we seek to position ourselves as a global technology solution enabler dedicated to providing a suite of green energy solutions with plans to develop Battery Energy Storage System (BESS) projects, commercial and residential renewable energy solutions, enterprise utility services, public service engagements, and other renewable energy initiatives. We plan to pursue these innovative energy technologies through research and development, technology integration, planned acquisitions of other early stage green energy development projects and plans to become a grid-balancing operator using BESS solutions and applying new green technologies as a technology enabler in the green energy sector. Our team has identified two highly competitive battery energy storage suppliers who have expressed interest in establishing partnerships with us, as we seek to integrate their products into projects that we identify, including grid-balancing BESS projects we plan to pursue following the Business Combination with Bridgelink discussed below. In addition, we are seeking business partnerships with defensible technology innovators and renewable energy providers to facilitate investments, provide new market entries toward emerging-growth regions and implement innovative, scalable energy system solutions with technological focuses on smart grid, Home Energy Management System (HEMS), Building Energy Management System (BEMS), City Energy Management System (CEMS), energy storage, and EV infrastructure.

The Company acquired Bitech Mining on March 31, 2022 (the “Closing Date”) through a share exchange pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Company, Bitech Mining, each of Bitech Mining’s shareholders (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”). The transaction contemplated by the Share Exchange Agreement is hereinafter referred to as the “Share Exchange”). The Share Exchange Agreement provides that the Company will acquire from the Sellers, an aggregate of 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining (collectively, the “Bitech Mining Shares”). In consideration of the Bitech Mining Shares, the Company issued to the Sellers an aggregate of 9,000,000 shares of the Company’s newly authorized Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). Each Bitech Mining Share shall be entitled to receive 0.09543 shares of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically convert into 53.975685 shares (an aggregate of approximately 485,781,300) of the Company’s Common Stock (the “Company Common Stock”) upon filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock so that there are a sufficient number of shares of Company Common Stock authorized but unissued to permit a full conversion of all the Series A Preferred Stock. Effective as of June 27, 2022, the Series A Preferred Stock automatically converted into 485,781,168 shares of Company Common Stock following the June 27, 2022 filing of an amendment to its Certificate of Incorporation increasing the number of the Company’s authorized common stock to 1,000,000,000 shares. Upon conversion of the Series A Preferred Stock, the Sellers held, in the aggregate, approximately 96% of the issued and outstanding shares of Company capital stock on a fully diluted basis.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

Prior to March 31, 2022, we were engaged in the business of owning, developing and leasing the Quad Video Halo video recording system (“QVH”) used to record medical procedures including the collection of accounts receivables related to previously provided spine injury diagnostic services (collectively, the “QVH Business”). On June 30, 2022, we sold the assets related to the QVH Business.

F-7

NOTE 2. SUMMARY OF CRITICAL ACCOUNTING POLICIES

The following are summarized accounting policies considered to be critical by our management:

Going Concern

Since our inception, our expenses substantially exceeded our revenue, resulting in continuing losses and an accumulated deficit of approximately $3 million as of June 30, 2024. These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. The Company will continue to seek to raise additional funding through debt or equity financing during the next twelve months from the date of issuance of these financial statements. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Bitech Technologies Corporation. and its wholly owned subsidiary, Quad Video Halo, Inc. All material intercompany transactions have been eliminated upon consolidation.

Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606. ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

We have assessed the impact of the guidance by performing the following five steps analysis:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

Substantially all of the Company’s revenue is derived from leasing equipment. The Company considers a signed lease agreement to be a contract with a customer. Contracts with customers are considered to be short-term when the time between signed agreements and satisfaction of the performance obligations is equal to or less than one year, and virtually all of the Company’s contracts are short-term. The Company recognizes revenue when services are provided to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services. The Company typically satisfies its performance obligations in contracts with customers upon delivery of the services. The Company does not have any contract assets since we have an unconditional right to consideration when we have satisfied its performance obligation and payment from customers is not contingent on a future event. Generally, payment is due from customers immediately at the invoice date, and the contracts do not have significant financing components nor variable consideration. There are no returns and there is no allowances. All of the Company’s contracts have a single performance obligation satisfied at a point in time and the transaction price is stated in the contract, usually as a price per unit. All estimates are based on the Company’s historical experience, complete satisfaction of the performance obligation, and the Company’s best judgment at the time the estimate is made.

F-8

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable, accrued liabilities and notes payable as reflected in the consolidated financial statements, approximates fair value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair value. We maintain cash and cash equivalents in banks which at times may exceed federally insured limits. We have not experienced any losses on these deposits.

Property and Equipment

Property and equipment are carried at cost. When retired or otherwise disposed of, the related carrying cost and accumulated depreciation are removed from the respective accounts, and the net difference, less any amount realized from the disposition, is recorded in operations. Maintenance and repairs are charged to operating expenses as incurred. Costs of significant improvements and renewals are capitalized.

Property and equipment consist of computers and equipment and are depreciated over their estimated useful lives of three years, using the straight-line method.

Long-Lived Assets

We periodically review and evaluate long-lived assets when events and circumstances indicate that the carrying amount of these assets may not be recoverable. In performing our review for recoverability, we estimate the future cash flows expected to result from the use of such assets and its eventual disposition. If the sum of the expected undiscounted future operating cash flows is less than the carrying amount of the related assets, an impairment loss is recognized in the consolidated statements of operations. Measurement of the impairment loss is based on the excess of the carrying amount of such assets over the fair value calculated using discounted expected future cash flows.

Concentrations of Credit Risk

Assets that expose us to credit risk consist primarily of cash and accounts receivable. Our accounts receivable arise from a diversified customer base and, therefore, we believe the concentration of credit risk is minimal. We evaluate the creditworthiness of customers before any services are provided. We record a discount based on the nature of our business, collection trends, and an assessment of our ability to fully realize amounts billed for services. We have no accounts receivable to warrant any allowance at December 31, 2023 or December 31, 2022.

Stock Based Compensation

We account for the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. Under authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), companies are required to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model. The value of awards that are ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statements of operations. We use the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards. During the years ended December 31, 2023 and 2022, we recognized $180,600 and $0 stock compensation expense during those periods, respectively.

Income Taxes

We account for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax basis. We establish a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

F-9

Uncertain Tax Positions

Accounting Standards Codification “ASC” Topic 740-10-25 defines the minimum threshold a tax position is required to meet before being recognized in the financial statements as “more likely than not” (i.e., a likelihood of occurrence greater than fifty percent). Under ASC Topic 740-10-25, the recognition threshold is met when an entity concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination by the relevant taxing authority. Those tax positions failing to qualify for initial recognition are recognized in the first interim period in which they meet the more likely than not standard or are resolved through negotiation or litigation with the taxing authority, or upon expiration of the statute of limitations. De-recognition of a tax position that was previously recognized occurs when an entity subsequently determines that a tax position no longer meets the more likely than not threshold of being sustained.

We are subject to ongoing tax exposures, examinations and assessments in various jurisdictions. Accordingly, we may incur additional tax expense based upon the outcomes of such matters. When applicable, we will adjust tax expense to reflect our ongoing assessments of such matters which require judgment and can materially increase or decrease our effective rate as well as impact operating results.

Under ASC Topic 740-10-25, only the portion of the liability that is expected to be paid within one year is classified as a current liability. As a result, liabilities expected to be resolved without the payment of cash (e.g. resolution due to the expiration of the statute of limitations) or are not expected to be paid within one year are not classified as current. Estimated interest and penalties are recognized as income tax expense and tax credits as a reduction in income tax expense. For the year ended December 31, 2023, we recognized no estimated interest or penalties as income tax expense.

Legal Costs and Contingencies

In the normal course of business, we incur costs to hire and retain external legal counsel to advise us on regulatory, litigation and other matters. We expense these costs as the related services are received.

If a loss is considered probable and the amount can be reasonably estimated, we recognize an expense for the estimated loss. If we have the potential to recover a portion of the estimated loss from a third party, we make a separate assessment of recoverability and reduce the estimated loss if recovery is also deemed probable.

Net Loss per Share

Basic and diluted net loss per common share is presented in accordance with ASC Topic 260, “Earnings per Share,” for all periods presented. During the years ended December 31, 2023 and 2022, common stock equivalents from outstanding stock options have been excluded from the calculation of the diluted loss per share in the consolidated statements of operations, because all such securities were anti-dilutive. The net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the periods.

The following were potentially outstanding dilutive securities during the years ended December 31, 2023 and 2022, instruments:

December 31, 2023 - 37,000,000 Potentially Dilutive Options

December 31, 2022 – No Potentially Dilutive Options

Recent Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 eliminates the probable initial recognition threshold in current generally accepted accounting principles (“GAAP”) and, instead, requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In addition, ASU No. 2016-13 amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. In November 2019, the FASB issued ASU No. 2019-10 to amend the effective date for entities that had not yet adopted ASU No. 2016-13. Accordingly, the provisions of ASU No. 2016-13 are effective for annual periods beginning after December 15, 2022, with early application permitted in annual periods beginning after December 15, 2018. The amendments of ASU No. 2016-13 should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. Management is currently evaluating the future impact of ASU No. 2016-13 on the Company’s consolidated financial position, results of operations and disclosures.

F-10

NOTE 3. STOCKHOLDERS’ EQUITY

The total number of authorized shares of our common stock, par value $0.001 per share, was 250,000,000 shares and increased on June 27, 2022 to 1,000,000,000 shares. As of December 31, 2023, there were 484,464,194  common shares issued and outstanding.

On January 19, 2021, our stockholders approved the filing of an amendment to our certificate of incorporation authorizing 10,000,000 shares of preferred stock with a par value of $0.001 per share. Such amendment was filed on January 20, 2021.

On March 30, 2022, the Secretary of State of Delaware acknowledged the Company’s filing of a Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State creating a series of 9,000,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”). On March 31, 2022, we issued 9,000,000 shares of Series A Preferred Stock in exchange for 94,312,250 shares of Bitech Mining’s Common Stock, par value $0.001 per share, representing 100% of the issued and outstanding shares of Bitech Mining. On June 27, 2022 the 9,000,000 shares of Series A Convertible Preferred Stock issued as of March 31, 2022 automatically converted to 485,781,168 shares of common stock.

On April 19, 2022, the Company issued 4,635,720 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. The shares vest 25% on each April 18 commencing on April 18, 2023 so long as the individual is providing services to the Company or one of its subsidiaries.

On April 14, 2022, the Company issued 3,348,000 shares of its restricted Common Stock to an individual as compensation for future services at a fair value price on the date of issuance of $0.10 per share. 1,802,769 shares vest on April 13, 2023 and 515,077 shares vest on April 13, 2024, April 13, 2025, and April 13, 2026 so long as the individual is providing services to the Company or one of its subsidiaries.

Effective as of July 8, 2022, the Financial Industry Regulatory Authority, Inc. (“FINRA”) confirmed that it had received the necessary documentation to process the Company’s request to change its name and trading symbol previously disclosed in its Form 8-K filed with the Securities and Exchange Commission on May 2, 2022. The Company’s ticker symbol on the OTCQB tier of the OTC Markets Group. Inc. was changed to “BTTC” on July 8, 2022.

The Company issued 1,674,506 unregistered shares of its Common Stock valued at $117,455 during the year ended December 31, 2023 as payment for services provided to the Company.

The Company issued 1,500,000 of restricted securities awards valued at $30,000 during the year ended December 31, 2023 as payment for director compensation services provided to the Company.

During April, May and June, 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share).

During August 2023 the Company sold 666,667 unregistered shares of its Common Stock to one private investor for $20,000 ($0.03 per share).

During October, November, and December 2023 the Company sold 5,375,000 unregistered shares of its Common Stock to three private investor for $167,500 ($0.03-$0.04 per share).

NOTE 4. INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

As of December 31, 2023 and December 31, 2022, there were 42,000,000 and 5,000,000 options outstanding, respectively.

We have granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price no less than the fair value of the common stock on the date of the grant as determined by our Board of Directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by us upon grant. Vesting schedules vary by grant, with some fully vesting immediately upon grant to others that ratably vest over a period of time up to five years. Standard vested options may be exercised up to three months following date of termination of the relationship unless alternate terms are specified at grant. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. At December 31, 2023, we had approximately $340,707 unrecognized stock-based compensation.

F-11

Stock option transactions during 2023 and 2022 were as follows:

	2023		2022
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at Beginning of Year	5,000,000	$0.07	-	$-
Granted	42,000,000	0.03	5,000,000	0.07
Exercised	-	-	-	-
Forfeited or Cancelled	(5,000,000)	0.03	-	-
Outstanding at End of Year	42,000,000	0.04	5,000,000	0.07
Options Exercisable at Year-End	17,250,000	0.03	-	-
Weighted-Average Fair Value of Options Granted During the Year	$0.01		$0.02

Information with respect to stock options outstanding and exercisable at December 31, 2023 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2023	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable at December 31, 2023	Weighted- Average Exercise Price
$0.025 - $0.07	42,000,000	9.2	$0.04	17,250,000	$0.03

NOTE 5. ACQUISITION OF BITECH MINING

On March 31, 2022, the Company acquired 94,312,250 shares of Bitech Mining’s Common Stock in exchange for 9,000,000 shares of its Series A Preferred Stock representing 100% of the issued and outstanding shares of Bitech Mining.

The Share Exchange was treated as a recapitalization and reverse acquisition for financial reporting purposes, and Bitech Mining is considered the acquirer for accounting purposes. As a result of the Share Exchange and the change in our business and operations, a discussion of the past financial results of our predecessor, Spine Injury Solutions Inc., is not pertinent, and under applicable accounting principles, the historical financial results of Bitech Mining, the accounting acquirer, prior to the Share Exchange are considered our historical financial results.

The Combination of the Company and Bitech Mining is considered a business acquisition and the method used to present the transaction is the acquisition method. The acquisition method is a method of accounting for a merger of two businesses. The tangible assets and liabilities and operations of the acquired business were combined at their market value of the acquisition date, which is the date when the acquirer gains control over the acquired company.

The following table summarizes the consideration paid for Bitech Mining and the fair value amounts of assets acquired and liabilities assumed recognized at the acquisition date:

Purchase price	$1,113,679

Cash	$1,150,163
Total assets:	$1,185,163
Less: liabilities assumed	$(71,484)
Net assets acquired	$1,113,679
Purchase price in excess of net assets acquired	$0

F-12

NOTE 6. RELATED PARTY TRANSACTIONS

Up until March 31, 2022, the Company maintained its executive offices at 5151 Mitchelldale A2, Houston, Texas 77092. This office space encompassed approximately 200 square feet and was provided to us at the rental rate of $1,000 per month under a month-to-month agreement with Northshore Orthopedics, Assoc. (“NSO”), a company owned by William Donovan, M.D., our former director and Chief Executive Officer. The rent included the use of the telephone system, computer server, and copy machines. We discontinued paying rent in December 2021 due to a lack of funds, and until March 31, 2022 when this lease was cancelled NSO provided the Company this office space rent free.

NOTE 7. INCOME TAX

U.S. Federal Corporate Income Tax

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforward that create deferred tax assets and liabilities are as follows:

	2023	2022
Tax Operating Loss Carryforward - USA	$1,569,000	$1,090,000
Other	-	-
Valuation Allowance - USA	(1,569,000)	(1,090,000)
Deferred Tax Assets, Net	$-	$-

The valuation allowance increased approximately $0.5 million, primarily as a result of the  increased net operating losses of our U.S.- based segment.

As of December 31, 2023, we had federal net operating loss carryforwards for income tax purposes of approximately $1.5 million. We also have California net operating loss carryforwards for income tax purposes of approximately $ 1.5 million which expire after twenty years from when it occurred.

NOTE 8. SUBSEQUENT EVENTS

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2024, on January 8, 2024, the Company, Bridgelink Development, LLC, a Delaware limited liability company (“Bridgelink”), a solar and energy storage development company based in Fort Worth, Texas and C & C Johnson Holdings LLC, the sole member of Bridgelink (the “Member”) entered into a Letter Agreement (the “Letter Agreement”) for a business combination (the “Business Combination”). Pursuant to the Letter Agreement, the Company plans to acquire from the Member all of the issued and outstanding membership interests of an entity to be formed by Bridgelink (the “Target”) in exchange for 222,222,000 restricted shares of the Company’s Common Stock (the “Exchange Shares”). Prior to closing of the transaction (the “Closing” or “Closing Date”), Bridgelink will transfer to Target Bridgelink’s assets and development service agreements (collectively, “Development Projects”) consisting of: (1) certain rights to fully develop a portfolio of renewable energy development assets, which includes certain battery energy storage system (“BESS”) projects with a cumulative storage capacity of at least 1.965 gigawatts (GW) located in the United States and along with certain term sheets and agreements with capital providers, whether or not finalized (collectively, the “BESS Development Projects”) and (2) certain rights to fully develop a portfolio of renewable energy development assets, which includes certain solar development projects with a cumulative output of at least 3.840 gigawatts (GW) located in the United States, along with certain term sheets and agreements with capital providers that Bridgelink has negotiated, whether or not finalized (collectively, the “Solar Development Projects”). In addition, on the Closing Date, Bridgelink will enter into an agreement with                 whereby Bridgelink will agree to refer to the Company any future projects involving BESS that Bridgelink is presented with an opportunity to work on.

F-13

Completion of the Business Combination is contingent upon the parties entering into a definitive agreement which will contain certain conditions to close, including a commitment for a capital investment or other financing transaction of not less than $50,000,000 (the “Capital Infusion”) prior to closing. In addition, the definitive agreement is expected to include additional covenants, representations and warranties that are customary of business combination agreements of this type including entering into the following agreements:

 Project Management Services Agreement pursuant to which all aspects of the development and operation of the BESS Development Projects will be overseen by the service provider. The fees payable to the service provider will be as follows:

● BESS Development Projects. an aggregate amount equal to $0.035 per Watt (“W”) for each BESS Development Project payable as follows: (i) $0.005 per W shall be paid in cash upon the Company’s listing of its Common Stock on the NASDAQ stock market and the closing of a financing transaction of a BESS Development Project (“Project Financing”); and (ii) $0.03 per W shall be paid in cash upon attainment of Ready to Build (“RTB”) status per each BESS Development Project with the closing of Project Financing related to such project to enable the Company to commence construction of said BESS Development Project (collectively (i) and (ii), the (“BESS Development Fees”).

● Unique Solar Development Projects. $0.01 per W in cash upon attainment of RTB status per each development project, paid within ten (10) days of Company being paid, to enable the Company to commence construction of said Development Project;

● Other Development Projects. within ten (10) days of Company being paid, the higher of either (a) 50% of the gross margin or (b) $0.02 per W in cash upon attainment of RTB status or project acceptance per each development project (“Other Development Fees”); and

● Solar Development Projects. If the Solar Development Projects are developed by the Company, an aggregate amount equal to $0.035 per Watt (W) for each Solar Development Project payable as follows: (i) $0.005 per W shall be paid in cash upon the Company’s listing of its Common Stock on the NASDAQ stock market and the closing of a financing transaction of a BESS Development Project (“Project Financing”); and (ii) $0.03 per W shall be paid in cash upon attainment of Ready to Build (“RTB”) status per each Solar Development Project with the closing of Project Financing related to such project to enable the Company to commence construction of said Solar Development Project (collectively (i) and (ii), the (“Solar Development Fees”).

During February and March 2023, the Company sold 3,657,143 unregistered shares of its Common Stock to five private accredited investors for $256,000 ($0.07 per share).

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

F-14

             Shares of Common Stock

             Pre-Funded Warrants to purchase up to            Shares of Common Stock

Bitech Technologies Corporation

PRELIMINARY PROSPECTUS

ThinkEquity

           , 2024

Through and including             , 2024 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an itemization of the total expenses, excluding underwriting discounts and advisory fees, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the               listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$	*
FINRA Filing Fee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		20,000
Printing and Engraving Expenses		10,000
Miscellaneous Expenses		14,500
Total Expenses	$	*

* To be filed by amendment.

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of shares of common stock sold in the offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended certificate of incorporation and amended and restated bylaws limit the liability of directors to the fullest extent permitted by the Delaware corporation laws. In addition, our amended certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the company. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Delaware, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person. The indemnification provided shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act, of 1933, as amended, as such sales were exempt from registration under Section 4(2) of Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

On December 21, 2022, the Company awarded a director as Compensation service to the Company as a director, an option to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.07 per share which vest as to 20%   of the award on each December 21, beginning December 21, 2023, so long as such directors is providing services to the Company or one of its subsidiaries subject to acceleration in the event of termination for cause.

On February 13, 2023, the Company awarded an officer and director of the Company as compensation for service to the Company, an option to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.025 per share which vest 80% on date of grant and 10% on January 1, 2024 and 10% on January 1, 2025 so long as person is providing services to the Company or one of its subsidiaries subject to acceleration in the event of termination for cause.

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On April 3, 2023, the Company awarded a director as Compensation for service to the Company as a director, an option to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share which vest 50% of the date of grant and 50% on April 3, 2024, so long as such director is providing services to the Company or one of its subsidiaries subject to acceleration in the event of termination for cause.

On April 3, 2023, the Company awarded an officer and director of the Company as compensation for services to the Company an option to purchase 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share which vests 50% on date of award on April 3, 2023 and 50% on April 3, 2024, so long as person is providing services to the Company or one of its subsidiaries subject to acceleration in the event of termination for cause.

On November 27, 2023, the Company awarded a director as compensation for services to the Company as a director, 1,000,000 shares of restricted Common Stock which vested on December 31, 2023. The value of this award was $20,000.

On November 27, 2023, the Company awarded an Officer and director of 500,000 shares of restricted Common Stock which vests 100% on December 31, 2023 so long as such person is providing services to the Company or one of its subsidiaries.

The Company issued 1,674506 unregistered shares of its Common Stock valued at $117,455 during the year ended December 31, 2023 as payment for services provided to the Company.

During April, May and June, 2023, the Company sold 11,250,000 unregistered shares of its Common Stock to six private investors in exchange for $225,000 ($0.02 per share).

During August 2023 the Company sold 666,667 unregistered shares of its Common Stock to one private investor for $20,000 ($0.03 per share).

During October, November, and December 2023 the Company sold 5,375,000 unregistered shares of its Common Stock to three private investor for $167,500 ($0.03-$0.04 per share).

During February and March 2024 the Company sold 3,657,143 unregistered shares of its Common Stock to five private investors for an aggregate of $256,000 ($0.07 per share)

The Company issued 529,452 unregistered shares of its Common Stock valued at $48,397 during the six months ended June 30, 2024 as payment for services provided to the Company.

The Company issued 2,000,000 of restricted securities awards valued at $120,000 ($0.06 per share) during January 2024 and recorded $30,000 as stock compensation expense in the quarter ended March 31, 2024 as payment for services provided by two employees of the Company.

Equity Compensation Plan Information

As of December 31, 2023, we do not have any compensation plans under which our equity securities are authorized for issuance.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement *

3.1	Articles of Incorporation dated March 4, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.2	Amended Articles of Incorporation dated April 23, 1998. (Incorporated by reference from Form 10-SB filed with the SEC on January 5, 2000.)

3.3	Amended Articles of Incorporation dated January 4, 2002. (Incorporated by reference from Form 10KSB filed with the SEC on May 21, 2003.)

3.4	Amended Articles of Incorporation dated December 19, 2003. (Incorporated by reference from Form 10-KSB filed with the SEC on May 20, 2004.)

3.5	Amended Articles of Incorporation dated November 4, 2004. (Incorporated by reference from Form 10-KSB filed with the SEC on April 15, 2005)

3.6	Amended Articles of Incorporation dated September 7, 2005. (Incorporated by reference from Form 10-QSB filed with the SEC on November 16, 2005)

3.7	Certificate of Amendment to Certificate of Incorporation dated September 30, 2015. (Incorporated by reference from Form 8-K filed with the SEC on October 7, 2015.)

3.8	Certificate of Amendment to Certificate of Incorporation dated January 20, 2021 (Incorporated by reference to Exhibit 3.8 to the Company’s Form 10-K filed with the SEC on March 26, 2021.)

3.9	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock dated March 31, 2022 (Incorporated by reference to Exhibit 3.9 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

3.10	Certificate of Amendment to Certificate of Incorporation, as amended, dated April 28, 2022 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2022).

3.11	Amended and Restated Bylaws

4.1*	Form of Pre-Funded Common Stock Purchase Warrant

5.1*	Opinion of McCarter & English, LLP

10.1	Secured Promissory Note with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.2	Security Agreement with Peter Dalrymple, dated August 31, 2020 (Incorporated by reference from Form 8-K filed with the SEC on September 2, 2020)

10.3	Letter agreement with Peter Dalrymple, dated October 28, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

10.4	Amendment to Secured Promissory Note with Peter Dalrymple, dated October 29, 2021 (Incorporated by reference from Form 8-K filed with the SEC on November 2, 2021)

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10.5	Share Exchange Agreement among Spine Injury Solutions, Inc., Bitech Mining Corporation, its shareholders and Benjamin Tran as Stockholders’ Representative dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.6	Management Services Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.7	Amendment to Secured Promissory Note Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.8	Amendment to Security Agreement between Spine Injury Solutions, Inc., Quad Video Halo, Inc. and Peter L. Dalrymple dated as of March 31, 2022 (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.9 †	Form of Independent Contractor Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.10 †	Form of Proprietary Information and Inventions Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.11†	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2022).

10.12	Asset Purchase Agreement entered into among Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.13^	Asset Purchase Agreement entered into among Bitech Technologies Corporation, SPIN Collections LLC and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.14	Secured Promissory Note and Security Agreement Cancellation Agreement entered into among Bitech Technologies Corporation, Quad Video Halo, Inc., Quad Video Holdings Corporation and Peter Dalrymple dated June 30, 2022 (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2022).

10.15	Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated January 15, 2021 (incorporated by reference to Exhibit 10.15 of the Company’s Form S-1 filed on August 15, 2022).

10.16	Amendment of Patent & Technology Exclusive License Agreement entered into between SuperGreen Energy Corp. and Bitech Mining Corporation dated October 25, 2021 (incorporated by reference to Exhibit 10.16 of the Company’s Form S-1 filed on August 15, 2022).

10.17	Consent to Sublicense Agreement and Amendment to Patent & Technology Exclusive and Non Exclusive License Agreement entered into between SuperGreen Energy Corp., Bitech Mining Corporation and Calvin Cao dated as of March 27, 2022 (incorporated by reference to Exhibit 10.17 of the Company’s Form S-1 filed on August 15, 2022).

10.18	Confidential Settlement, Mutual Release, and Share Transfer Agreement between the Company, Bitech Mining Corporation, Calvin Cao and SuperGreen Energy Corporation dated as of February 20, 2023 (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on February 24, 2023).

10.19†	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed on December 21, 2022).

10.20	Form of Subscription Agreement for U.S. Residents (Incorporated by reference to Exhibit 10.19 of the Company’s Form 10-Q filed on August 15, 2023).

10.21†	Letter Agreement entered into between the Company and Bridgelink Development, LLC dated January 8, 2024.

10.22 †	Membership Interest MIPA dated April 14, 2024 by Bitech Technologies Corporation, Emergen Energy LLC, Bridgelink Development, LLC, C & C Johnson Holdings LLC, and (v) Cole W. Johnson.

10.23	Amendment No. 1 dated April 24, 2024 to Membership Interest MIPA dated April 14, 2024 by Bitech Technologies Corporation, Emergen Energy LLC, Bridgelink Development, LLC, C & C Johnson Holdings LLC, and (v) Cole W. Johnson.

10.24	Employment Agreement between Bitech Technologies Corporation and Benjamin Tran dated April 24, 2024.

10.25	Option Agreement between Bitech Technologies Corporation and Benjamin Tran dated April 24, 2024.

10.26	Employment Agreement between Bitech Technologies Corporation and Cole Johnson dated April 24, 2024.

10.27	Option Agreement between Bitech Technologies Corporation and Cole Johnson dated April 24, 2024.

10.28†	Project Sale Agreement between Bitech Technologies, Corporation, Emergen Energy, LLC and Bridgelink Development LLC dated May 30, 2024

10.29	First Amendment to Project Management Services Agreement**

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21.1	Subsidiaries (Incorporated by reference to Exhibit 21.1 of the Company’s Form 10-K filed on March 31, 2023).

23.1	Consent of Fortune CPA. *

23.2	Consent of McCarter & English, LLP (included in Exhibit 5.1)*

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definitions Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

107	Filing Fee Table

* To be filed by amendment.

** Filed herewith

† Confidential portions of this exhibit were redacted pursuant to Item 601(b)(10) of Regulation S-K, and the Registrant agrees to furnish to the SEC a copy of any omitted schedule and/or exhibit upon request.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(4) That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 3, 2024.

Bitech Technologies Corporation

By:	/s/ Benjamin Tran
Name:	Benjamin Tran
Title:	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin Tran	Chief Executive Officer and Chairman of the Board	September 3, 2024
Name: Benjamin Tran	(Principal Executive Officer)

/s/ Robert J. Brilon	Chief Financial Officer, Director and Treasurer	September 3, 2024
Name: Robert J. Brilon	(Principal Accounting and Financial Officer)

/s/ Cole Johnson	Director and President	September 3, 2024
Name: Cole Johnson

/s/ Greg Trimarche	Director	September 3, 2024
Name: Greg Trimarche

/s/ XXXXXXXXXXX	Director	September 3, 2024
Name: XXXXXXXXXX

/s/ XXXXXXXXXXX	Director	September 3, 2024
Name: XXXXXXXXXX

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